                                                                       EXHIBIT 1

       =================================================================





                      NOTE AND WARRANT PURCHASE AGREEMENT



                                     Among


                          TRANSCISCO INDUSTRIES, INC.,
                       TRANSCISCO RAIL SERVICES COMPANY,
                        TRANSCISCO LEASING COMPANY, and
                           TRANSCISCO TRADING COMPANY


                                      and


                             FURMAN SELZ SBIC, L.P.


                                      and


                                 JAMES DOWLING





                           Dated as of August 1, 1995

                               TABLE OF CONTENTS

                                                                                           Page
                                                                                           ----
I.       THE NOTES AND THE WARRANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

         SECTION 1.01     Purchase and Sale of the Notes and the Warrants . . . . . . . . .   1
         SECTION 1.02     Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . .   2

II.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY  . . . . . . . . . . . . . . . . . .   2

         SECTION 2.01     Organization, Qualifications and Corporate Power  . . . . . . . .   2
         SECTION 2.02     Authorization of Agreement, Etc . . . . . . . . . . . . . . . . .   4
         SECTION 2.03     Validity  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         SECTION 2.04     Capital Stock . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         SECTION 2.05     Financial Statements  . . . . . . . . . . . . . . . . . . . . . .   6
         SECTION 2.06     Events Subsequent to March 31, 1995 . . . . . . . . . . . . . . .   6
         SECTION 2.07     Actions Pending . . . . . . . . . . . . . . . . . . . . . . . . .   7
         SECTION 2.08     Title to Properties . . . . . . . . . . . . . . . . . . . . . . .   7
         SECTION 2.09     Use of Real Property  . . . . . . . . . . . . . . . . . . . . . .   8
         SECTION 2.10     Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         SECTION 2.11     Loss Carryovers . . . . . . . . . . . . . . . . . . . . . . . . .   8
         SECTION 2.12     Environmental Matters . . . . . . . . . . . . . . . . . . . . . .   9
         SECTION 2.13     Governmental Approvals  . . . . . . . . . . . . . . . . . . . . .   9
         SECTION 2.14     Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . .   9
         SECTION 2.15     Offering of the Securities  . . . . . . . . . . . . . . . . . . .  10
         SECTION 2.16     Other Contracts and Commitments . . . . . . . . . . . . . . . . .  10
         SECTION 2.17     Compliance with Law . . . . . . . . . . . . . . . . . . . . . . .  10
         SECTION 2.18     Employee Benefit Plans  . . . . . . . . . . . . . . . . . . . . .  11
         SECTION 2.19     Intellectual Property Rights  . . . . . . . . . . . . . . . . . .  12
         SECTION 2.20     Uni-Temp Licenses . . . . . . . . . . . . . . . . . . . . . . . .  12
         SECTION 2.21     SBIC Representations  . . . . . . . . . . . . . . . . . . . . . .  13
         SECTION 2.22     SEC Filings . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         SECTION 2.23     Burdensome Restrictions . . . . . . . . . . . . . . . . . . . . .  14
         SECTION 2.24     Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         SECTION 2.25     Brokers . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         SECTION 2.26     Registration Rights . . . . . . . . . . . . . . . . . . . . . . .  14
         SECTION 2.27     Investment Company Act  . . . . . . . . . . . . . . . . . . . . .  14
         SECTION 2.28     Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         SECTION 2.29     Bank Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         SECTION 2.30     Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

III.     REPRESENTATIONS AND WARRANTIES OF THE PURCHASER  . . . . . . . . . . . . . . . . .  15

IV.      CONDITIONS TO THE OBLIGATION OF THE PURCHASER  . . . . . . . . . . . . . . . . . .  16

         SECTION 4.01     Conditions to the Obligation of the Purchasers
                            with Respect to the Closing  . . . . . . . . . . . . . . . . .   16

V.       COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

VI.      MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

         SECTION 6.01     Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         SECTION 6.02     Survival of Agreements  . . . . . . . . . . . . . . . . . . . . .  24
         SECTION 6.03     Brokerage . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         SECTION 6.04     Parties in Interest . . . . . . . . . . . . . . . . . . . . . . .  25
         SECTION 6.05     Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         SECTION 6.06     Law Governing . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         SECTION 6.07     Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . .  26
         SECTION 6.08     Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . .  26

                               INDEX TO EXHIBITS

                                  Description

EXHIBIT A                 Pro Rata Percentages

EXHIBIT B-1               Form of Series A Senior Subordinated Note

EXHIBIT B-2               Form of Series B Senior Subordinated Note

EXHIBIT C                 Form of Warrant

EXHIBIT D                 Form of Registration Rights Agreement


                               INDEX TO SCHEDULES

                                  Description

2.01(b)          Subsidiaries, Etc.

2.04(a)          Warrants, Etc.

2.05             Pro Forma Capitalization

2.06             Events Subsequent to March 31, 1995

2.07             Litigation

2.08             Title to Properties

2.12             Environmental Matters

2.18             Employee Benefit Plans

2.28             Compensation Arrangements

                 NOTE AND WARRANT PURCHASE AGREEMENT, dated as of August 1, 1995, among TRANSCISCO INDUSTRIES, INC., a Delaware corporation (the "Company"), TRANSCISCO RAIL SERVICES COMPANY, a California corporation ("TRSC"), TRANSCISCO LEASING COMPANY, a Delaware corporation ("TLC") and TRANSCISCO TRADING COMPANY, a Delaware corporation ("TTC") (each of TRSC, TLC and TTC a "Subsidiary" and collectively, the "Subsidiaries") and FURMAN SELZ SBIC, L.P., a Delaware limited partnership ("Furman Selz") and JAMES DOWLING ("Dowling") and collectively with Furman Selz, the "Purchasers").

                 WHEREAS the Company and the Subsidiaries wish to issue and sell to each of the Purchasers on the Closing Date (as hereinafter defined) their pro rata share (based on the percentages set forth on Exhibit A) ("Pro Rata") of (i) an aggregate $2,000,000 principal amount of Series A Senior Subordinated Notes Due 2000 of the Company and the Subsidiaries, substantially in the form attached hereto as Exhibit B-1 (the "A Notes") and (ii) an aggregate $1,000,000 principal amount of Series B Senior Subordinated Notes Due 2000 of the Company and the Subsidiaries, substantially in the form attached hereto as Exhibit B-2 (the "B Notes", and together with the A Notes, the "Notes"); and

                 WHEREAS the Company wishes to issue and sell to the Purchasers on the Closing Date, Pro Rata, of a warrant or warrants to subscribe for up to 1,000,000 shares of Common Stock, par value $.01 per share, of the Company ("Common Stock"), substantially in the form attached hereto as Exhibit C (the "Warrants"); and

                 WHEREAS the proceeds of the sale of the Notes and the Warrants will be used, together with other funds of the Company and the Subsidiaries, to repay certain obligations of the Company and the Subsidiaries; and

                 WHEREAS the Purchasers wish to purchase said Notes and Warrants on the terms and subject to the conditions hereinafter set forth;

                 NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereby agree as follows:


                                       I.

                           THE NOTES AND THE WARRANTS

                 SECTION 1.01 Purchase and Sale of the Notes and the Warrants. (a) Subject to the terms and conditions set forth herein, on the Closing Date (i) the Company and the Subsidiaries shall issue and sell to the Purchasers, Pro Rata, and the Purchasers shall purchase from the Company and the Subsidiaries,

Pro Rata, the A Notes, registered in the names of Purchasers, at a purchase price equal to 99% of the principal amount thereof; (ii) the Company and the Subsidiaries shall issue and sell to the Purchasers, Pro Rata, and the Purchasers shall purchase from the Company and the Subsidiaries, Pro Rata, the B Notes, registered in the names of Purchasers, at a purchase price equal to 99% of the principal amount thereof; and (iii) the Company shall issue and sell to the Purchasers, Pro Rata, and the Purchasers shall purchase from the Company, Pro Rata, the Warrants, having an exercise price (the "Warrant Exercise Price") of $1.50 per share, registered in the names of Purchasers, at an aggregate purchase price of $30,000; and (x) the Company and the Subsidiaries shall issue and deliver to the Purchasers the Notes and (y) the Company shall issue and deliver the Warrants. The Notes and the Warrants are herein sometimes collectively referred to as the "Securities".

                 (b) As payment in full for the Securities being purchased by it hereunder, and against delivery thereof as aforesaid, each Purchaser shall deliver to the Company, on behalf of the Company, and to the Subsidiaries on the Closing Date a certified or official bank check in New York Clearing House funds, payable to the order of the Company, in the amount of their Pro Rata share of $3,000,000 or shall transfer such sum to the account of the Company by wire transfer.

                 SECTION 1.02 Closing Date. The closing of the sale and purchase of the Securities shall take place at the offices of Dechert Price & Rhoads, 477 Madison Avenue, New York, New York 10022, at 10:00am, New York time, concurrently with the execution hereof (such date and time of closing being herein called the "Closing Date").


                                      II.

                       REPRESENTATIONS AND WARRANTIES OF
                        THE COMPANY AND THE SUBSIDIARIES

                 The Company and the Subsidiaries, jointly and severally, represent and warrant to, and agree with, the Purchasers as follows:

                 SECTION 2.01 Organization, Qualifications and Corporate Power. (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and is duly licensed or qualified to do business as a foreign corporation, and is in good standing in each other jurisdiction in which it owns or leases any real property or in which the nature of business transacted by it makes such licensing or qualification necessary and where the failure to be so licensed or qualified would have a material adverse effect on the business, operations or financial condition of the Company. The Company has the corporate power and authority to own and hold its properties and to carry on its business as currently conducted, to execute, deliver and perform this Agreement, the Notes, the Warrants and the Registration Rights Agreement annexed hereto as Exhibit C (the "Registration Rights Agreement") and to issue, sell and deliver the shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares").

                 (b) Except as set forth on Schedule 2.01(b) hereof, and except for the capital stock of the Subsidiaries, the Company does not own of record or beneficially, directly or indirectly, (i) any shares of outstanding capital stock or securities convertible into capital stock of any other corporation or (ii) any participating interest in any partnership, joint venture or other non-corporate business enterprise. Except as set forth in said Schedule 2.01(b), the Company owns, directly or indirectly, all the outstanding capital stock of each Subsidiary (except for directors' qualifying shares, if any), free and clear of all liens, charges, pledges, security interests or other encumbrances. The capital stock of each Subsidiary is duly authorized and validly issued and outstanding, fully paid and nonassessable.
No Subsidiary has issued or sold any shares of its capital stock or any securities or obligations convertible into or exchangeable for, or given any person any right to acquire from such Subsidiary, any shares of its capital stock, and no such securities or obligations are outstanding. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation listed in said Schedule 2.01(b) and is duly licensed or qualified to do business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases any real property or in which the nature of the business transacted by it makes such licensing or qualification necessary and where the failure to be so licensed or qualified would have a material adverse effect on the business, operations or financial condition of such Subsidiary, and has the corporate power and authority to own and hold its properties and to carry on its business as currently conducted. Complete and correct copies of the Articles of Incorporation and By-Laws of the Company and each Subsidiary as in effect on the date hereof have been delivered to Purchasers. Other than the capital stock of the subsidiaries set forth on Schedule 2.01(b), no Subsidiary owns of record or beneficially, directly or indirectly, (i) any shares of outstanding capital stock or securities convertible into capital stock of any other corporation or (ii) any participating interest in any partnership, joint venture or other non-corporate business enterprise.

                 SECTION 2.02 Authorization of Agreement, Etc. (a) The execution, delivery and performance by the Company of this Agreement, the Notes, the Warrants and the Registration Rights Agreement, and the performance by the Company of its obligations hereunder and thereunder, and the issuance, sale and delivery of the Warrant Shares upon exercise of the Warrants, have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Articles of Incorporation or By-laws of the Company, or any provision of any indenture, agreement or other instrument by which the Company or any of the Subsidiaries or any of their respective properties or assets is bound or affected, or conflict with, result in a breach of, result in or permit the termination of or acceleration of rights or obligations under, or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company or any of the Subsidiaries.

                 (b) The Warrant Shares have been duly reserved for issuance upon exercise of the Warrants and, when issued and paid for in accordance with the terms of the Warrants, will be duly authorized, validly issued and outstanding, fully paid and nonassessable shares of Common Stock. Neither the issuance, sale and delivery of the Warrants nor the issuance, sale and delivery of the Warrant Shares upon exercise thereof are subject to any preemptive rights of stockholders of the Company or to any right of first refusal or other similar right in favor of any person.

                 (c) The execution, delivery and performance by each of the Subsidiaries of this Agreement and the Notes, and the performance by each Subsidiary of its obligations hereunder and thereunder, have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Articles of Incorporation or By-laws of any Subsidiary, or any provision of any indenture, agreement or other instrument by which the Subsidiaries or any of their respective properties or assets is bound or affected, or conflict with, result in a breach of, result in or permit the termination of or acceleration of rights or obligations under, or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of any of the Subsidiaries.

                 SECTION 2.03 Validity. (a) This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms (subject, as to enforcement of remedies to applicable bankruptcy, reorganization, insolvency and similar laws, to moratorium laws from time to time in effect and to general equity principals). The Notes, the Warrants and the Registration Rights Agreement, when executed and delivered in accordance with this Agreement, will constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms (subject, as to enforcement of remedies to applicable bankruptcy, reorganization, insolvency and similar laws, to moratorium laws from time to time in effect and to general equity principles).

                 (b) This Agreement and the Notes have been duly executed and delivered by the Subsidiaries and constitute the legal, valid and binding obligation of each Subsidiary, enforceable in accordance with its terms (subject, as to enforcement of remedies to applicable bankruptcy, reorganization, insolvency and similar laws, to moratorium laws from time to time in effect and to general equity principals).

                 SECTION 2.04 Capital Stock. The authorized capital stock of the Company consists of (i) 1,000,000 shares of Preferred Stock, par value $.01 per share, of which no shares are issued and outstanding and (ii) 15,000,000 shares of Common Stock, par value $.01 per share, of which 5,466,268 shares are validly issued and outstanding, fully paid and nonassessable. Of such shares of Common Stock, 489,976 shares are being held in escrow ("Escrow Shares") for the benefit of the Company's Class F Claimants (as such term is defined in the Company's Articles of Incorporation as in effect on the date hereof). Effective at the Closing hereunder, 304,822 shares of the Escrow Shares will be returned to the Company and will be held as treasury shares. Except as contemplated hereby and as set forth in Schedule 2.04(a) hereto, (i) no subscription, warrant, option, convertible security or other right (contingent or other) to purchase or acquire any shares of any class of capital stock of the Company is authorized or outstanding; (ii) there is no commitment of the Company to issue any shares, warrants, options or other such rights or to distribute to holders of any class of its capital stock any evidences of indebtedness or assets and (iii) the Company has no obligation (contingent or other) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof. The execution, delivery and performance by the Company of this Agreement, the Notes, the Warrants and the Registration Rights Agreement, and the performance by the Company of its obligations hereunder and thereunder will not cause the acceleration or vesting of any of the options set forth in Schedule 2.04(a) or otherwise give rise to any rights or obligations under any so-called "change-of-control" provisions.

                 SECTION 2.05 Financial Statements. The Company has furnished to the Purchasers (i) the audited consolidated balance sheets of the Company and the Subsidiaries as of March 31, 1995, December 31, 1993 and 1992 and the related audited consolidated statements of operations, shareholders' equity (net capital deficiency), and cash flows of the Company and the Subsidiaries for the fiscal year ended March 31, 1995, the three-month period ended March 31, 1994, and for each of the two years in the period ended December 31, 1993, certified by the principal financial officer of the Company and (ii) the unaudited consolidated balance sheet of the Company and the Subsidiaries as of June 30, 1995 and the related unaudited consolidated statements of operations, shareholders' equity (net capital deficiency), and cash flows of the Company and the Subsidiaries for the fiscal quarter then ended. Such financial statements are complete and correct, have been prepared in accordance with generally accepted accounting principles, consistently applied, and fairly present the consolidated financial position of the Company and the Subsidiaries as of such respective dates, and the consolidated results of their respective operations and cash flows for the respective periods then ended. Immediately after giving effect to the transactions contemplated hereby, the Company will have the capitalization as set forth in Schedule 2.05.

                 SECTION 2.06 Events Subsequent to March 31, 1995. Since March 31, 1995, the businesses of the Company and the Subsidiaries have been operated in the ordinary course and there has not been any material adverse change in the assets, liabilities, income, business, operations or prospects of the Company or the Subsidiaries. Since March 31, 1995, except as set forth in
Schedule 2.06 hereto or as contemplated hereby, neither the Company nor any of the Subsidiaries has (i) issued any stock, bonds or other securities, (ii) borrowed any amount or incurred any liabilities (absolute or contingent), except current liabilities incurred, and liabilities under contracts entered into, in the ordinary course of business, (iii) discharged or satisfied any lien or incurred or paid any obligation or liability (absolute or contingent) other than current liabilities shown on its balance sheet as of March 31, 1995 referred to in Section 2.05 hereof and current liabilities incurred since that date in the ordinary course of business, (iv) declared or made any payment or distribution to stockholders or purchased or redeemed any shares of its capital stock or other securities or interests, (v) mortgaged, pledged or subjected to lien any of its assets, tangible or intangible, other than liens of current real property taxes not yet due and payable, (vi) sold, assigned or transferred any of its tangible assets, except in the ordinary course of business, or cancelled any debts or claims, (vii) sold, assigned or transferred any patents, trademarks, trade names, copyrights, trade secrets or other intangible assets,
(viii) made any changes in officer compensation, or (ix) entered into any transaction except in the ordinary course of business.

                 SECTION 2.07 Actions Pending.  Except as set forth in Schedule
2.07 hereof, there are no (a) actions, suits, customer claims in excess of $5,000, proceedings or investigations at law or in equity or by or before any governmental instrumentality or other agency now pending or to the Company's or any Subsidiaries' knowledge, threatened against or affecting the Company or the Subsidiaries, or (b) judgments, decrees, injunctions or orders of any court, governmental department, commission, agency, instrumentality or arbitrator against or affecting the Company or the Subsidiaries.

                 SECTION 2.08 Title to Properties. The Company and each Subsidiary have good and marketable title to all of their respective owned properties and assets, free and clear of all mortgages, pledges, security interests, liens, charges and other encumbrances, except for Permitted Encumbrances (as defined below). As of the Closing and after giving effect to the transactions contemplated hereby, the Company and each Subsidiary will have good and marketable title to all their respective properties and assets free and clear of mortgages, pledges, security interests, liens, charges and other encumbrances, except under the Bank Debt (as defined in Section 4.01(d)) and for Permitted Encumbrances. As of the Closing and after giving effect to the transactions contemplated hereby, the Company and the Subsidiaries will enjoy peaceful and undisturbed possession under all leases relating to real property and all other leases (other than immaterial leases which can be replaced on substantially the same terms) necessary for the operation of their properties and business; and all such leases are valid and subsisting and in full force and effect. As used herein, "Permitted Encumbrances" means any mortgages, pledges, security interests, liens, charges and other encumbrances (i) as described in Schedule 2.08 hereto, (ii) liens for current taxes, assessments and other governmental charges not overdue, (iii) mechanic's, materialmen's and similar liens which may have arisen in the ordinary course of business and which, in the aggregate, would not be material to the financial condition of the Company or such Subsidiary, (iv) security interests securing indebtedness not in default for the purchase price of or lease rental payments on property purchased or leased under capital lease arrangements in the ordinary course of business, and (v) minor imperfections of title, if any, not material in amount and not materially detracting from the value or impairing the use of the property subject thereto or impairing the operations or proposed operations of the Company and its Subsidiaries, taken as a whole.

                 SECTION 2.09 Use of Real Property. Neither the Company nor any Subsidiary has received notice of violation of any applicable zoning or building regulation, ordinance or other law, order, regulation or requirement relating to the operations of the Company or any Subsidiary and there is no such violation. All plants and other buildings that are located on the real properties reflected in the balance sheet as of March 31, 1995 referred to in
Section 2.05 hereof comply in all material respects with all applicable ordinances, codes, regulations and requirements, and no law or regulation presently in effect or condition precludes or materially restricts continuation of the present use of such properties.

                 SECTION 2.10 Taxes. The Company and each Subsidiary has filed or caused to be filed all Federal, state, local and foreign tax returns that are required to be filed and has paid or caused to be paid all taxes shown as due on all such returns or on any assessment received by it.

                 SECTION 2.11 Loss Carryovers. The federal income tax net operating loss carryovers of the Company as reported on the consolidated federal income tax returns of the Company for the taxable year ended March 31, 1995 are $30,000,000 for regular minimum tax purposes and $29,000,000 for alternative minimum tax purposes (the "Loss Carryovers"). The application of such Loss Carryovers and any additional net operating losses of the Company for the period beginning April 1, 1995 and ending on the Closing Date are not subject to limitation under Section 382 of the Internal Revenue Code of 1986, as amended (the "Code"). The losses and credits of the Company, including the Loss Carryovers, will not be subject to limitation under either Section 382 or 383 of the Code as a result of the change in ownership of the Company upon consummation of the transactions contemplated by this Agreement or the issuance of the Warrant Shares upon exercise of the Warrants. For purposes of the immediately preceding sentence, the calculation of any change in ownership of the Company shall take into account any possible changes in ownership of stock of the Company as a result of (i) transfers of stock by that certain group consisting of Mark Hungerford, Katy Hungerford, Southern Cross Trust and Ozura Corporation who together filed a Form 13D with the Securities and Exchange Commission pursuant to the Securities and Exchange Act of 1934, as amended, or
(ii) the exercise of any options or rights to purchase stock of the Company currently outstanding or to be issued or granted pursuant to the transactions contemplated hereby, including but not limited to those options and stock purchase rights set forth on Schedule 2.04(a).

                 SECTION 2.12 Environmental Matters. The Company and the Subsidiaries have complied with each and are not in violation of any, federal, state or local law, regulation, permit, provision or ordinance relating to the generation, storage, transportation, treatment or disposal of hazardous, toxic or polluting substances, except where such noncompliance or violation would not result in any material adverse effect on the business, operations or financial condition of the Company and the Subsidiaries, taken as a whole, or their properties or assets, taken as a whole. The Company and the Subsidiaries have obtained and adhered to all necessary permits and other approvals necessary to store, dispose, and otherwise handle hazardous, toxic and polluting substances, the failure of which to obtain or adhere to would result in any material adverse effect on the business, operations or financial condition of the Company and the Subsidiaries, taken as a whole, or their properties or assets, taken as a whole. The Company and the Subsidiaries have reported, to the extent required by federal, state and local law, all past and present sites where hazardous, toxic or polluting substances, if any, from the Company and the Subsidiaries have been treated, stored or disposed. Neither the Company nor any Subsidiary has transported any hazardous, toxic or polluting substances or arranged for the transportation of such substances to any location which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against the Company or the Subsidiaries for clean-up costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended which claims would result in a material adverse effect on the business, operations or financial condition of the Company and the Subsidiaries, taken as a whole, or their properties or assets, taken as a whole.

                 SECTION 2.13 Governmental Approvals. No registration or filing with, or consent or approval of, or other action by, any Federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance of this Agreement, the Notes, the Warrants and the execution and delivery of the Registration Rights Agreement, or the issuance, sale and delivery of the Warrant Shares.

                 SECTION 2.14 Use of Proceeds. The Company and the Subsidiaries will apply the proceeds of the issuance and sale of the Securities, together with other funds, to finance (i) the repurchase in full of all debt owed to the Class F Claimants at an aggregate repurchase price of less than $9 million, and (ii) the repayment in full of all debt owed to Congress Financial Corporation (Western) by TRSC pursuant to a secured line of credit (the "Congress Debt"). After giving effect to the transactions contemplated hereby, the Company shall have discharged all its obligations to the Class F Claimants.

                 SECTION 2.15 Offering of the Securities. Neither the Company, the Subsidiaries nor any person authorized or employed by the Company or the Subsidiaries as agent, broker, dealer or otherwise in connection with the offering or sale of the Securities or any similar security of the Company or the Subsidiaries has offered the Securities or any such security for sale to, or solicited any offers to buy the Securities or any similar security of the Company or the Subsidiaries from, or otherwise approached or negotiated with respect thereto with, any person or persons other than the Purchasers, and neither the Company, the Subsidiaries nor any person acting on their behalf has taken or will take any action (including, without limitation, any offer, issuance or sale of any security of the Company or the Subsidiaries under circumstances which might require the integration of such offer, issuance or sale with the offer, issuance and sale of the Securities under the Securities Act of 1933, as amended (the "Securities Act") or the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder) which might subject the offering, issuance or sale of the Securities to the registration provisions of the Securities Act.

                 SECTION 2.16 Other Contracts and Commitments. Neither the Company nor any of the Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party that may result in any material adverse change in the business, operations or financial condition of the Company and the Subsidiaries, taken as a whole.

                 SECTION 2.17 Compliance with Law. Neither the Company nor any of the Subsidiaries is in default under any order of any court, governmental authority or arbitration board or tribunal to which the Company or such Subsidiary is or was subject or in violation of any laws, ordinances, governmental rules or regulations (including, but not limited to, those relating to environmental, safety, building, product safety or health standards or employment matters) to which the Company or such Subsidiary is or was subject, in each case, that would result in any material adverse effect on the business, operations or financial condition of the Company and the Subsidiaries, taken as a whole, or their properties or assets, taken as a whole. The businesses of the Company and the Subsidiaries are being conducted in compliance with all applicable laws, ordinances, rules and regulations applicable to them, the non-compliance with which would have a material adverse effect on the business, operations or financial condition of the Company and the Subsidiaries, taken as a whole, or their properties or assets, taken as a whole. Neither the Company nor any of the Subsidiaries has failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or to the conduct of the business of the Company or such Subsidiary, which failure would have a material adverse effect on the business, operations or financial condition of the Company and the Subsidiaries, taken as a whole, or their properties or assets, taken as a whole.

                 SECTION 2.18 Employee Benefit Plans. (a) The Company (which term shall include, for purposes of this Section 2.18, each of the Subsidiaries) has complied and currently is in compliance, both as to form and operation, with the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Internal Revenue Codes of 1954 and/or 1986, as amended, respectively (the "Code"), with respect to each "employee benefit plan" as defined under Section 3(3) of ERISA ("Plan") which the Company (i) has ever adopted, maintained, established or to which the Company has ever been required to contribute or to which the Company has ever contributed or (ii) currently maintains or to which the Company currently contributes or is required to contribute or (iii) currently participates in or is required to participate in.

                 (b) The Company has never maintained, adopted or established, contributed or been required to contribute to, or otherwise participated in or been required to participate in, a "multiemployer plan" (as defined in Section 3(37) of ERISA). No amount is due or owing from the Company on account of a "multi-employer plan" (as defined in Section 3(37) of ERISA) or on account of any withdrawal therefrom.

                 (c) Notwithstanding anything else set forth herein, the Company has not incurred any liability with respect to a Plan, including, without limitation, under ERISA (including, without limitation, Title I or Title IV of ERISA and other than liability for premiums due to the Pension Benefit Guaranty Corporation), the Code or other applicable law, which has not been satisfied in full, and no event has occurred, and there exists no condition or set of circumstances which could result in the imposition of any liability with respect to a Plan, including, without limitation, under ERISA (including, without limitation, Title I or Title IV of ERISA), the Code or other applicable law with respect to the Plan.

                 (d) Except as set forth on Schedule 2.18, the Company has not committed itself, orally or in writing, to (i) provide or cause to be provided to any person any payments or benefits in addition to, or in lieu of, those payments or benefits set forth under any Plan, or (ii) continue the payment of, or accelerate the payment of, benefits under any Plan, except as expressly set forth thereunder. Complete and correct copies of all written arrangements described in the preceding sentence as in effect on the date hereof have been delivered to Purchasers.

                 (e) Except as set forth on Schedule 2.18, the Company has not committed itself, orally or in writing, to provide or cause to be provided any severance or other post-employment benefit, salary continuation, termination, disability, death, retirement, health or medical benefit, or similar benefit to any person (including, without limitation, any former or current employee) except as set forth under any Plan. Complete and correct copies of all written arrangements described in the preceding sentence as in effect on the date hereof have been delivered to Purchasers.

                 SECTION 2.19 Intellectual Property Rights.   The Company
and the Subsidiaries own or possess all patents, trademarks, services marks, trade names, copyrights, licenses, authorizations and other intangible property, and all rights with respect to the foregoing, necessary for the conduct of their respective businesses as now conducted, without any known material conflict with the rights others. The consummation of the transactions contemplated hereby will not alter or impair in any material respect any of such rights of the Company or the Subsidiaries, including without limitation, the rights of the Company and the Subsidiaries under licensing and sub-licensing agreements of the Uni-Temp heating technology (the "Uni-Temp Licenses").

                 SECTION 2.20 Uni-Temp Licenses. The Uni-Temp Licenses are in full force and effect. Neither the Company nor any of the Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in the Uni-Temp Licenses, and to the knowledge of the Company and the Subsidiaries, no other party to the Uni-Temp Licenses is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained therein. The execution, delivery and performance by the Company or any of the Subsidiaries of this Agreement and the performance by the Company or any Subsidiary of its obligations hereunder will not violate any provision of the Uni-Temp Licenses, or conflict with, result in a breach of, result in or permit the termination or acceleration of rights or obligations under, or constitute (with due notice or lapse of time or both) a default under, the Uni-Temp Licenses.

                 SECTION 2.21 SBIC Representations.  (a)     Neither the
Company nor any Subsidiary does in any manner or form discriminate, foster discrimination or permit discrimination against any person belonging to any minority race or believing in any minority creed or religion.

                 (b) The Company, together with its Subsidiaries and affiliates, (i) is not dominant in its field of operation and (ii) does not have net worth in excess of $18 million and did not have average net income after Federal income taxes (excluding any carryover losses) for the preceding two completed fiscal years in excess of $6 million, for purposes of the Small Business Investment Act of 1958, as amended (the "SBIA") and the regulations of the Small Business Administration ("SBA") promulgated thereunder.

                 (c) To the Company's knowledge, none of its stockholders is a small business investment corporation.

                 SECTION 2.22 SEC Filings. Since January 1, 1993, the Company has timely filed all required reports, statements, schedules and registration statements with the Commission required to be filed by the Company pursuant to the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), all of which complied in all material respects with all applicable requirements of the Exchange Act. The Company has delivered to Purchasers (i) its annual reports on Form 10-K for its fiscal years ended December 31, 1993 and March 31, 1995, (ii) its quarterly report on Form 10-Q for its fiscal quarter ended December 31, 1994 and (iii) its proxy or information statements relating to meetings of, or action taken without a meeting by, the stockholders of the Company held since January 1, 1993 (the items described in clauses (i), (ii) and (iii) are collectively referred to as "SEC Filings"). The Company has not made any SEC Filing since the filing of its annual report on Form 10-K for its fiscal year ending March 31, 1995. As of their respective dates, none of the SEC Filings, including without limitation, any financial statements or schedules included therein, at the time filed, contained any untrue statements of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Since March 31, 1995, neither the Company nor any Subsidiary has entered into any transaction that would be required to be disclosed in any SEC Filing pursuant to Item 404 of Regulation S-K promulgated by the Commission pursuant to the Securities Act if such SEC Filing was made as of the date hereof.

                 SECTION 2.23 Burdensome Restrictions. Neither the Company nor any Subsidiary is obligated under any contract or agreement or subject to any charter or other corporate restriction which materially adversely affects the Company's or any Subsidiary's business, properties, assets, prospects or condition (financial or otherwise).

                 SECTION 2.24 Insurance. All policies of liability, theft, fidelity, business interruption, life, fire, product liability, workmen's compensation, health and other forms of insurance held by the Company and its Subsidiaries are valid and enforceable policies and are outstanding and duly in force and all premiums with respect thereto are paid to date. The amounts of coverage under such policies of insurance for the assets and properties of the Company and its Subsidiaries are adequate against risks usually insured against by persons operating similar businesses and operating similar properties.

                 SECTION 2.25 Brokers. Neither the Company nor the Subsidiaries nor any of their respective officers, directors, employees or stockholders has employed any broker or finder in connection with the transactions contemplated by this Agreement.

                 SECTION 2.26 Registration Rights. Except as contemplated by the Registration Rights Agreement, no person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any shares of Common Stock or any other securities (including debt securities) of the Company or any Subsidiary.

                 SECTION 2.27 Investment Company Act. The Company is not an "investment company" as that term is defined in, and is not otherwise subject to regulation under, the Investment Company Act of 1940, as amended.

                 SECTION 2.28 Compensation Arrangements. Except as set forth in Schedule 2.28 hereto, (i) neither the Company nor any of the Subsidiaries is a party to any employment or deferred compensation agreements that require payments by the Company or any Subsidiary to any individual in excess of $100,000, or in the aggregate, in excess of $500,000, in each case, in any year
(ii) neither the Company nor any of the Subsidiaries has any bonus, incentive or profit-sharing plans that would require payments by the Company and its Subsidiaries to any individual in an amount equal to or exceeding $50,000 in any one year, and (iii) there are no existing material arrangements or proposed material transactions between the Company or any of the Subsidiaries and any officer or director or holder of more than 5% of the capital stock of the Company or any of the Subsidiaries. Complete and correct copies of all written arrangements described in the preceding sentence as in effect on the date hereof have been delivered to Purchasers and shall be amended to the satisfaction of Purchasers prior to the Closing.

                 SECTION 2.29 Bank Debt. The representations and warranties made by the Company and the Subsidiaries in the Credit Agreement by and among Transamerica Business Credit Corporation (the "Bank"), the Company and the Subsidiaries dated as of July 31, 1995 (the "Credit Agreement") are true and correct.

                 SECTION 2.30 Disclosure. Neither this Agreement nor any other document, certificate, instrument or statement furnished or made to the Purchasers by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated hereby contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact known to the Company or any Subsidiary which materially adversely affects the business, operations, affairs, prospects, condition, properties or assets of the Company and the Subsidiaries which has not been set forth in this Agreement or in the other documents, certificates, instruments or written statements furnished to the Purchasers by or on behalf of the Company and the Subsidiaries.


                                      III.

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

                 Each of the Purchasers, Pro Rata, represent and warrant to the Company and the Subsidiaries that each of them is acquiring the Securities and will acquire the Warrant Shares for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof. Each Purchaser further represents that it understands that (i) the Securities have not been, and the Warrant Shares, when issued, sold and delivered upon exercise of the Warrants, will not be, registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof, (ii) the Securities and the Warrant Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration and (iii) the Securities and the Warrant Shares will bear a legend to such effect. Each Purchaser further understands that the exemption from registration afforded by Rule 144 under the Securities Act depends on the satisfaction of various conditions and that, if applicable, Rule 144 affords the basis of sales of the Securities and the Warrant Shares only in limited amounts under certain conditions. Each Purchaser further represents and covenants that it is an "accredited investor", within the meaning of Rule 501(a) of the Securities Act.


                                      IV.

                 CONDITIONS TO THE OBLIGATION OF THE PURCHASERS

                 SECTION 4.01 Conditions to the Obligation of the Purchasers with Respect to the Closing. The obligation of each Purchaser to purchase and pay for the Securities being purchased by it on the Closing Date is, at its option, subject to the satisfaction, on or before such date, of the following conditions:

                 (a) Opinion of Counsel. The Purchasers shall have received from Skadden, Arps, Slate, Meagher & Flom and Greene, Radovsky, Maloney & Share, counsel for the Company, opinion dated the Closing Date, in form and substance satisfactory to the Purchasers and their counsel, to the effect that:

                          (i)     The Company is a corporation duly
                 incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to own and hold its properties and to carry on its business as currently conducted, to execute, deliver and perform this Agreement, the Notes, the Warrants and the Registration Rights Agreement and to issue, sell and deliver the Warrant Shares.

                          (ii) Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of its jurisdiction of incorporation; except as set forth on Schedule 2.01(b) to this Agreement, the Company owns, directly or indirectly, all the outstanding capital stock of each Subsidiary (except for directors' qualifying shares, if any), free and clear of all liens, charges, pledges, security interests or other encumbrances; and the capital stock of each Subsidiary is duly authorized and validly issued and outstanding, fully paid and nonassessable.

                          (iii) The authorized capital stock of the Company consists of (i) 1,000,000 shares of Preferred Stock, par value $.01 per share, of which no shares are issued and outstanding and (ii) 15,000,000 shares of Common Stock, par value $.01 per share, of which 5,466,268 shares are validly issued and outstanding, fully paid and nonassessable. Of such shares, 489,976 shares are Escrow Shares held for the benefit of the Company's Class F Claimants.

                          (iv) The execution, delivery and performance by the Company of this Agreement, the Notes, the Warrants and the Registration Rights Agreement have been duly authorized by all requisite corporate action, and each has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency and similar laws, to moratorium laws from time to time in effect and to general equity principles), except that such counsel need express no opinion as to the indemnification provisions of the Registration Rights Agreement.

                          (v) The execution, delivery and performance by the Subsidiaries of this Agreement and the Notes have been duly authorized by all requisite corporate action, and each has been duly executed and delivered by the Subsidiaries and constitutes the legal, valid and binding obligation of the Subsidiaries, enforceable in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency and similar laws, to moratorium laws from time to time in effect and to general equity principles).

                          (vi) The execution, delivery and performance by the Company of this Agreement, the Notes, the Warrants and the Registration Rights Agreement and the issuance, sale and delivery of the Warrant Shares will not violate any provision of law, any order of any court or other agency of government, the Articles of Incorporation or By-laws of the Company, or, to the best knowledge of such counsel, after due inquiry, any provision of any indenture, agreement or other instrument by which the Company or any of the Subsidiaries or any of their respective properties or assets is bound or affected, or conflict with, result in a breach of, result in or permit the termination of or acceleration of rights or obligations under, or constitute (with due notice or lapse of time or both) a default, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company or any of the Subsidiaries, under any such indenture, agreement or other instrument.

                          (vii) The execution, delivery and performance by the Subsidiaries of this Agreement and the Notes will not violate any provision of law, any order of any court or other agency of government, the Articles of Incorporation or By-laws of the Subsidiaries, or, to the best knowledge of such counsel, after due inquiry, any provision of any indenture, agreement or other instrument by which the Subsidiaries or any of their respective properties or assets is bound or affected, or conflict with, result in a breach of, result in or permit the termination of or acceleration of rights or obligations under, or constitute (with due notice or lapse of time or both) a default, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Subsidiaries, under any such indenture, agreement or other instrument.

                          (viii) The issuance, sale and delivery of the Warrant Shares upon exercise of the Warrants have been duly authorized by all requisite corporate action, and the Warrant Shares have been duly reserved for issuance upon exercise of the Warrants and, when issued and paid for in accordance with the provisions of the Warrants, will be duly authorized, validly issued and outstanding, fully paid and nonassessable shares of Common Stock. Neither the issuance, sale and delivery of the Warrants nor the issuance, sale and delivery of the Warrant Shares upon exercise thereof are subject to any preemptive rights of stockholders of the Company or, to the best knowledge of such counsel, after due inquiry, to any right of first refusal or other similar right in favor of any person.

                          (ix) The issuance, sale and delivery of the Securities to each Purchaser on the Closing Date, under the circumstances contemplated by this Agreement, are exempt from the registration requirements of the Securities Act, and the issuance, sale and delivery of the Warrant Shares upon exercise of the Warrants will be exempt from such requirements, provided, in each case, that such Purchaser is an "accredited investor" within the meaning of Rule 501(a) of the Securities Act.

                 (b) Representations and Warranties to Be True and Correct. The representations and warranties contained in Article

II hereof shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and the President of the Company shall have certified to such effect to the Purchasers in writing.

                 (c) Performance. The Company and the Subsidiaries shall have performed and complied with all agreements and conditions contained herein required to be performed or complied with by it prior to or at the Closing Date, and the President of the Company shall have certified to such effect to the Purchasers in writing.

                 (d) Bank Debt; Use of Proceeds. The Company, the Subsidiaries and the Bank shall have executed and delivered the Credit Agreement. The Credit Agreement and all documentation relating thereto shall have been delivered to Purchasers not later than five (5) business days prior to the Closing Date and shall be in form and substance satisfactory to Purchasers. Concurrent herewith, the Company and the Subsidiaries shall have borrowed $5,500,000 under the Credit Agreement, which funds, together with the purchase price for the Securities purchased hereunder, shall be used to repay all of the Company's obligations to the Class F Claimants and the Subsidiaries' obligations under the Congress Debt.

                 (e) Class F Claimants. Concurrently herewith, the Company shall have discharged all its obligations to the Class F Claimants, and 304,822 shares of the Escrow Shares shall be been released from escrow and returned to the Company as treasury shares.

                 (f) All Proceedings to Be Satisfactory. All corporate and other proceedings to be taken by the Company and the Subsidiaries in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to the Purchasers and their counsel, Dechert Price & Rhoads, and the Purchasers and said counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

                 (g) Registration Rights Agreement. The Company shall have executed and delivered the Registration Rights Agreement.

                 (h) Supporting Documents. On or prior to the Closing Date, the Purchasers and their counsel shall have received copies of the following supporting documents:

                          (i) (A) copies of the Articles of Incorporation of the Company and each Subsidiary, and all amendments thereto, certified as of a recent date by the Secretaries of State of the States of their respective jurisdictions and (B) a certificate of each said Secretaries dated as of a recent date as to the due incorporation and good standing of the Company and the Subsidiaries and listing all documents of the Company and the Subsidiaries on file with said Secretaries;

                          (ii)    a certificate of the Secretary or an
                 Assistant Secretary of the Company and each Subsidiary dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the By-laws of the Company or the Subsidiary, as the case may be, as in effect on the date of such certification; (B) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of the Company or the Subsidiary, as the case may be, authorizing the execution, delivery and performance of this Agreement, the Notes, the Warrants and the Registration Rights Agreement, the issuance, sale and delivery of the Securities and the reservation, issuance and delivery of the Warrant Shares, as the case may be, and that all such resolutions are still in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement, the Notes, the Warrants and the Registration Rights Agreement, as the case may be; (C) that the Articles of Incorporation of the Company or the Subsidiary, as the case may be, have not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (i)(B) above; and (D) as to the incumbency and specimen signature of each officer of the Company or the Subsidiary, as the case may be, executing this Agreement, the Securities and the Registration Rights Agreement, and any certificate or instrument furnished pursuant hereto, as the case may be, and a certification by another officer of the Company or Subsidiary, as the case may be, as to the incumbency and signature of the officer signing the certificate referred to in this paragraph (ii); and

                          (iii) such additional supporting documents and other information with respect to the operations and affairs of the Company and the Subsidiaries as the Purchasers or their counsel may reasonably request.

All such documents shall be satisfactory in form and substance to the Purchasers and their counsel.

                                       V.

                                   COVENANTS

         The Company, the Subsidiaries and the Purchasers covenant and agree as follows:

                 (a) Financial Statements, Reports, Etc. So long as the Purchasers shall hold of record any Securities or any Warrant Shares issued or issuable pursuant to the Warrants, in each case acquired by it pursuant to this Agreement, the Company shall furnish to each Purchaser, or, in the event the Company is not subject to the reporting requirements of the Securities Exchange Act of 1934 and any subsequent holder of Securities shall hold 25% or more in principal amount of the Securities or 25% or more of the Warrant Shares issued or issuable pursuant to the Warrants, the Company shall furnish to each such subsequent holder:

                          (i) within 90 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its subsidiaries, as of the end of such fiscal year, and the related consolidated statements of income, changes in stockholders' equity and cash flows of the Company and its subsidiaries for the fiscal year then ended, together with supporting notes thereto, certified without qualification as to scope of audit by a firm of independent public accountants of recognized national standing selected by the Company and reasonably acceptable to the Purchasers;

                          (ii) within 45 days after the end of each fiscal quarter in each fiscal year (other than the last fiscal quarter in each fiscal year), a consolidated balance sheet of the Company and its subsidiaries and the related consolidated statements of income and cash flows of the Company and its subsidiaries, unaudited but certified by the principal financial officer of the Company, such balance sheet to be as of the end of such fiscal quarter and such statements of income and cash flows to be for such fiscal quarter, for the corresponding fiscal quarter of the immediately preceding fiscal year, for the period from the beginning of the fiscal year to the end of such fiscal quarter and for the period from the beginning of the immediately preceding year to the end of the corresponding fiscal quarter in such fiscal year, in each case subject to normal year-end adjustments;

                          (iii) within 30 days after the end of each month in each fiscal year (other than the last month in each fiscal year), a consolidated balance sheet of the Company and its subsidiaries and the related consolidated statement of income, unaudited but certified by the principal financial officer of the Company, such balance sheets to be as of the end of such month and such statements of income to be for such month and for the period from the beginning of the fiscal year to the end of such month, in each case subject to normal year-end adjustments;

                          (iv) within 30 days following the beginning of each fiscal year of the Company (and with respect to any revision thereof, promptly after such revision has been prepared), a proposed operating budget for the Company and the Subsidiaries, including anticipated monthly income statements and cash flow statements during such fiscal year and a projected balance sheet as of the end of such fiscal year, setting forth in each case the assumptions (which assumptions and projections shall represent and be based upon the good faith judgment in respect thereof of the chief executive officer of the Company) behind the projections contained in such financial statements, and each monthly statement of income furnished pursuant to (iii) above shall reflect variances from such operating budget, as the same may from time to time be revised;

                          (v)     promptly upon filing, copies of all
                 registration statements, prospectuses, periodic reports and other documents filed by the Company with the Commission;

                          (vi) promptly, from time to time, such other information regarding the operations, business, affairs and financial condition of the Company or any subsidiary as the Purchasers or such other holders may reasonably request (the term "subsidiary" as used herein being defined to mean any corporation or other business entity a majority of whose outstanding voting stock entitled to vote for the election of directors is at the time owned by the Company and/or one or more other subsidiaries); and

                          (vii) within 45 days after the end of each fiscal quarter in each fiscal year, a certificate signed by the Chief Executive Officer of the Company and each Subsidiary certifying that the Company and the

                 Subsidiaries are in compliance with all covenants contained herein and in the Notes.

                 (b) Small Business Administration Forms. The Company shall execute Forms 480 ("Size Status Declaration") and 652-D ("Assurance of Compliance") of the SBA and any other documents that may be required by the SBA or any other governmental agency having jurisdiction over the activities of the Purchasers, or which Purchasers may reasonably require in connection therewith.

                 (c) Use of Proceeds. The Company and the Subsidiaries shall use the proceeds received from the sale of the Securities pursuant to this Agreement as set forth in Section 2.14. The Company and the Subsidiaries shall give Purchasers, their agents and representatives, reasonable access during normal business hours to the books, records, facilities, personnel and accountants of the Company and the Subsidiaries so that Purchasers may review the Company's compliance with the provisions of this section.

                 (d) Board of Directors. So long as Furman Selz owns of record either (i) 25% in aggregate principal amount of the A Notes issued to Furman Selz pursuant to this Agreement; (ii) 25% in aggregate principal amount of the B Notes issued pursuant to this Agreement; or (iii) 25% of the Warrants issued pursuant to this Agreement (for purposes of this clause (iii) record ownership of Warrant Shares issued to Furman Selz pursuant to exercise of the Warrants shall be considered continued ownership of the Warrants) (the amounts in clauses (i), (ii) and (iii) above are hereinafter referred to as a "Qualifying Amount"); then Furman Selz shall have the right to designate one director (the "Designee") to the Company's board of directors (the "Board"). The Company and the Board shall use its best efforts, at any time and from time to time so long as Furman Selz owns of record a Qualifying Amount of Securities or Warrant Shares, to cause such Designee to be elected to the Board. The best efforts of the Board shall include, but not be limited to, (i) increasing by one the number of directors on the Board, (ii) the appointment at Closing of such Designee to the Board as a Class I Director in accordance with Section 223 of the Delaware General Corporate Law, (ii) the inclusion of the Designee on any proxy statement or other materials prepared and delivered to the Company's stockholders with respect to any election of Class I Directors, such inclusion to comply with any applicable legal requirements and (iii) the recommendation to the Company's stockholders that the Designee be elected as a director of the Board.

                 (e) Put Right for Warrants. If for ten of the twelve months immediately preceding July 31, 2000, the Common Stock does not have a daily average trading volume of at least 8,000 shares, as reported each day in The Wall Street Journal (or other national business publication) and any Warrants remain outstanding, then the holders of the Warrants shall have the option (the "Put Right") commencing on August 1, 2000 and expiring on September 30, 2000 (the "Put Period") to sell to the Company, and the Company shall have the obligation to purchase any or all outstanding Warrants at a price equal to the fair market value of the Warrants (as such term is defined in Section 1(b) of the Warrants). To exercise its Put Right, such holder shall notify the Company in writing during the Put Period of its intention to exercise such Put Right. Within ten days following delivery of such Notice, a closing shall take place whereby such holder shall surrender the Warrants, and the Company shall pay to the holder in cash the fair market value of the Warrants pursuant to which the Put Right is exercised and shall issue to such holder replacement Warrants for the balance, if any, of Warrants to which such holder has not exercised the Put Right. This Put Right shall be subordinated to the Senior Debt of the Company (as such term is defined in the Notes) on the same terms as the Notes.

                 (f) Upon notice given as provided in the Notes, the Company may, at its option, prepay the outstanding principal amount of Notes in whole or in part, in multiples of $100,000, from time to time, at the principal amount thereof so to be prepaid, together with interest accrued thereon to the date fixed for such prepayment; provided, however, that any such prepayment shall first be applied against the principal amount outstanding and interest accrued thereon of the A Notes, and the balance, if any, shall be applied against the principal amount outstanding and interest accrued thereon of the B Notes.


                                      VI.

                                 MISCELLANEOUS

                 SECTION 6.01 Expenses. The Company and the Subsidiaries will pay their own expenses in connection with the transactions contemplated hereby, whether or not such transactions shall be consummated, and the Company shall pay the out-of-pocket fees, costs and expenses of Furman Selz and its counsel and accountants in connection with this Agreement, the Notes, the Warrants, the Registration Rights Agreement and the transactions contemplated hereby and thereby.

                 SECTION 6.02 Survival of Agreements. All covenants, agreements, representations and warranties made herein to each Purchaser shall survive the execution and delivery of this Agreement and the issuance, sale and delivery of the Securities pursuant hereto until the earlier to occur of (i) the expiration date of the Warrants and (ii) the date on which no Securities or Warrant Shares are issued and outstanding and owned of record by such Purchaser, and all statements contained in any certificate or other instrument delivered by the Company and any Subsidiary hereunder shall be deemed to constitute representations and warranties made by the Company and such Subsidiary.

                 SECTION 6.03 Brokerage. Each party hereto will indemnify and hold harmless the others against and in respect of any claim for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby, based in any way on agreements, arrangements or understandings made or claimed to have been made by such party with any third party.

                 SECTION 6.04 Parties in Interest. All covenants and agreements contained in this Agreement by or on behalf of either party hereto shall bind and inure to the benefit of the respective successors and assigns of such party hereto, whether so expressed or not.

                 SECTION 6.05 Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be mailed by first-class registered mail, postage prepaid, or sent by recognized courier service addressed as follows:

                 (a)      if to the Company or any Subsidiary, at

                          601 California Street
                          San Francisco, CA 94108
                          Attention:  Steven L. Pease

                          with a copy to:

                          Skadden, Arps, Slate, Meagher & Flom
                          919 Third Avenue
                          New York, NY 10022
                          Attention:  Theodore J. Kozloff

                 (b)      if to Furman Selz at:

                          230 Park Avenue
                          New York, NY 10169
                          Attention:  Brian P. Friedman

                          if to Dowling at:

                          620 Fir Court
                          Norwood, NJ 07648
                          with a copy to:

                          Dechert Price & Rhoads
                          4000 Bell Atlantic Tower
                          1717 Arch Street
                          Philadelphia, PA 19103
                          Attention:  Carmen J. Romano, Esq.

                 (c) if to any subsequent holder of Securities or Warrant Shares, to such holder at its address appearing on the records of the Company;

or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others.

                 SECTION 6.06 LAW GOVERNING. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                 SECTION 6.07 Entire Agreement. This Agreement constitutes the entire Agreement of the parties with respect to the subject mater hereof and may not be modified or amended except in writing.

                 SECTION 6.08 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                 IN WITNESS WHEREOF, the Company, the Subsidiaries and the Purchasers have executed this Agreement as of the day and year first above written.

                                                   TRANSCISCO INDUSTRIES, INC.


                                                   By
                                                     --------------------------
                                                                    President
[Corporate Seal]

Attest:

- ---------------------------------
         Secretary

                                                   TRANSCISCO RAIL SERVICES COMPANY


                                                   By
                                                     --------------------------
                                                                    President
[Corporate Seal]

Attest:

- ---------------------------------
         Secretary

                                                   TRANSCISCO LEASING COMPANY


                                                   By
                                                     --------------------------
                                                                    President
[Corporate Seal]

Attest:

- ---------------------------------
         Secretary

                                                   TRANSCISCO TRADING COMPANY


                                                   By
                                                     --------------------------
                                                                    President
[Corporate Seal]

Attest:
- ---------------------------------
         Secretary

                                 PURCHASERS:


                                 FURMAN SELZ SBIC, L.P.
                                 By      FURMAN SELZ SBIC INVESTMENTS INC.,
                                         General Partner



                                         By:
                                            ---------------------------
                                                  President


                                         ------------------------------
                                         James Dowling

                              Pro Rata Percentages

Purchaser                                                   Percentage
- ---------                                                   ----------
Furman Selz                                                   96 2/3%

Dowling                                                        3 1/3%

                                                                     EXHIBIT B-1


                                 SERIES A NOTE


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER THAT ACT OR, IN THE OPINION OF COUNSEL, AN EXEMPTION FROM REGISTRATION IS AVAILABLE

THIS DOCUMENT AND THE INDEBTEDNESS OR OTHER OBLIGATION DESCRIBED HEREIN OR EVIDENCED HEREBY IS SUBORDINATED, IN THE MANNER AND TO THE EXTENT SET FORTH IN A SUBORDINATION AGREEMENT (THE "SUBORDINATION AGREEMENT"), DATED AS OF AUGUST ___, 1995, TO CERTAIN INDEBTEDNESS (INCLUDING INTEREST) AT ANY TIME OWED BY THE BORROWER OR OBLIGOR UNDER THIS DOCUMENT TO TRANSAMERICA BUSINESS CREDIT CORPORATION AND ITS SUCCESSORS AND ASSIGNS, AND EACH HOLDER OF THIS DOCUMENT, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE SUBORDINATION AGREEMENT.


                          TRANSCISCO INDUSTRIES, INC.

                       Series A Senior Subordinated Note
                               Due July 31, 2000

Registered                                             New York, New York
$[up to 2,000,000]                                       August ___, 1995


                 TRANSCISCO INDUSTRIES, INC., a Delaware corporation (the "Corporation"), TRANSCISCO RAIL SERVICES COMPANY, a California corporation ("TRSC"), TRANSCISCO LEASING COMPANY, a Delaware corporation ("TLC") and TRANSCISCO TRADING COMPANY, a Delaware corporation ("TTC") (each of TRSC, TLC and TTC each a "Subsidiary" and collectively, the "Subsidiaries"), for value received, hereby jointly and severally promise to pay to the order of [FURMAN SELZ SBIC, L.P., a Delaware limited partnership or JAMES DOWLING] or registered assigns, the principal sum of [up to Two Million Dollars ($2,000,000)], on July 31, 2000 and to pay interest as set forth below.

                 The payment of principal and interest on this Note shall be in such currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts.

                 1. Notes. This Note is issued pursuant to a certain Note and Warrant Purchase Agreement, dated as of August ___, 1995 (the "Purchase Agreement"), among the Corporation, the Subsidiaries, Furman Selz SBIC, L.P. and James Dowling, providing for, among other things, the issuance of (i) Series A Senior Subordinated Notes Due 2000 in an aggregate principal amount of $2,000,000, (ii) Series B Senior Subordinated Notes Due 2000 in an aggregate principal amount of $1,000,000 (the "B Notes" and, together with this Note, the "Senior Subordinated Notes"), and
(iii) warrants (the "Warrants") to subscribe to up to 1,000,000 shares of the Common Stock, par value $.01 per share, of the Corporation. This Series A Senior Subordinated Note Due 2000 and any such Note subsequently issued upon exchange or transfer thereof are hereinafter collectively called the "Notes".

                 2. Interest. Interest shall accrue on the unpaid principal balance of this Note at an annual rate of 10% from the date hereof until and including July 31, 1997; and thereafter at an annual rate of 12%. Accrued but unpaid interest shall be due and payable on the unpaid principal balance of this Note on each of July 31, 1996, July 31, 1997, and each January 31 and July 31 of each year thereafter, beginning on January 31, 1998.
One-half of the interest due and payable on July 31, 1996 shall be deferred and shall be payable on July 31, 1998 and one-half of the interest due and payable on July 31, 1997 shall be deferred and shall be payable on July 31, 1999. Any interest deferred pursuant to the preceding sentence shall compound and accrue interest at the applicable rate until paid. All interest hereunder shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

                 3. Payments of Interest and Principal. All payments of principal and interest hereunder shall be paid to the holder hereof by wire transfer in immediately available funds. Wire transfer payments of interest and principal on this Note is conditioned upon the holder providing to the Corporation duly authorized instructions for the wire transfer of such amounts to the holder's designated account. If principal or interest on this Note becomes due and payable on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day. For purposes of this Note, "Business Day" means any day other than a Saturday, a Sunday or a legal holiday under the laws of the State of New York.

                 4. Transfer or Exchange of Notes. The Corporation shall keep at its office or agency maintained as provided in subsection (a) of
Section 12 a register in which the Corporation shall provide for the registration of Notes and for the registration of transfer and exchange of Notes. The holder of this Note may, at its option, and either in person or by duly authorized attorney, surrender the same for registration of transfer or exchange, as a whole or in part, in multiples of $100,000, at the office or agency of the Corporation maintained as provided in subsection (a) of Section 12, and, without expense to such holder (except for taxes or governmental charges imposed in connection therewith), receive from the Corporation and the Subsidiaries in exchange therefor a Note or Notes in such denomination or denominations as such holder may request, dated as of the date to which interest has been paid on the Note or Notes so surrendered for transfer or exchange, for the same aggregate principal amount as the then unpaid principal amount of the Note or Notes so surrendered for transfer or exchange, and registered in the name of such person or persons as may be designated by such holder; provided, however, that this Note shall not by transferred to any person whose primary line of business is the manufacture of railroad car components or the leasing of railroad cars or to any person that is not a United States citizen incorporated or organized under the laws of the United States or a State thereof. Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or shall be accompanied by a written instrument of transfer, satisfactory in form to the Corporation, duly executed by the holder of such Note or his attorney, duly authorized in writing. Every Note so made and delivered in exchange for this Note shall in all other respects be in the same form and have the same terms as this Note. No transfer or exchange of any Note shall be valid unless made in the foregoing manner at such office or agency.

                 5. Loss, Theft, Destruction or Mutilation of Note. Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Note, and, in the case of any such loss, theft or destruction, upon receipt of an affidavit of loss from the holder hereof reasonably satisfactory to the Corporation, or, in the case of any such mutilation, upon surrender and cancellation of this Note, the Corporation and the Subsidiaries will make and deliver, in lieu of this Note, a new Note of like tenor and unpaid principal amount and dated as of the date to which interest has been paid on this Note.

                 6. Persons Deemed Owners; Holders. The Corporation and the Subsidiaries may deem and treat the person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of and premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note shall be overdue. With respect to any Note at any time outstanding, the term "holder," as used herein, shall be deemed to mean the person in whose name such Note is registered as aforesaid at such time.

                 7. Prepayments. Prepayments on this Note may be made only in accordance with the provisions of the Purchase Agreement and Sections 8 through 11 hereof.

                 8. Notice of Prepayment and Other Notices. The Corporation shall give written notice of prepayment of this Note or any portion hereof pursuant to Section 7 not less than 30 nor not more than 60 days prior to the date fixed for such prepayment. Such notice and all other notices to be given to any holder of this Note shall be given by registered or certified mail to the person in whose name this Note is registered at its address designated on the register maintained by the Corporation on the date of mailing such notice of prepayment or other notice.

                 9. Interest After Date Fixed for Prepayment. If this Note or a portion hereof is called for prepayment as provided pursuant to
Section 7, this Note or such portion shall cease to bear interest on and after the date fixed for such prepayment unless, upon presentation for the purpose of prepayment, the Corporation and the Subsidiaries shall fail to pay this Note or such portion, as the case may be, on such date, in which event this Note or such portion, as the case may be, and, so far as may be lawful, any overdue installment of interest thereon, shall bear interest on and after the date fixed for such prepayment and until paid at the rate of 12% per annum.

                 10. Surrender of Notes; Notation Thereon. Upon any prepayment of a portion of the principal amount of this Note pursuant to
Section 7, the holder hereof, at its option, may require the Corporation and the Subsidiaries to execute and deliver at the expense of the Corporation and the Subsidiaries (other than for transfer taxes, if any), upon surrender of this Note, a new Note registered in the name of such person or persons as may be designated by such holder for the principal amount of this Note then remaining unpaid, dated as of the date to which interest has been paid on the principal amount of this Note then remaining unpaid, or may present this Note to the Corporation for notation hereon of the payment of the portion of the principal amount of this Note so prepaid.

                 11. Allocation of Payments. In the case of a prepayment pursuant to Section 7 of less than all the Notes at the time outstanding, the aggregate principal amount to be prepaid shall be allocated (in units of $1,000 or integral multiples thereof) among the holders of all the Notes at the time outstanding in proportion, as nearly as practicable, to the respective aggregate unpaid principal amounts of the Notes (not theretofore called for prepayment) then held by them, respectively, with adjustment, to the extent practicable, to equalize for any prior unequal prepayments.

                 12. Affirmative Covenants. The Corporation and the Subsidiaries, jointly and severally, covenant and agree that, so long as any Note shall be outstanding:

                 (a) Maintenance of Office. The Corporation will maintain an office or agency in San Francisco, California (or such other place in the United States of America as the Corporation may designate in writing to the registered holder hereof), where the Notes may be presented for registration of transfer and for exchange as herein provided, where notices and demands to or upon the Corporation in respect of the Notes may be served and where, at the option of the holders thereof, the Notes may be presented for payment. Until the Corporation otherwise notifies the holders of the Notes, said office shall be the principal office of the Corporation in San Francisco, California.

                 (b) Payment of Taxes. The Corporation will promptly pay and discharge or cause to be paid and discharged, before the same shall become in default, all lawful taxes and assessments imposed upon the Corporation or any subsidiary or upon the income and profits of the Corporation or any subsidiary, or upon any property, real, personal or mixed, belonging to the Corporation or any subsidiary, or upon any part thereof by the United States or any State thereof, as well as all lawful claims for labor, materials and supplies which, if unpaid, would become a lien or charge upon such property or any part thereof; provided, however, that the Corporation shall not be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as both (x) the Corporation has set aside adequate reserves for such tax, assessment, charge, levy or claim and
(y)(i) the Corporation shall be contesting the validity thereof in good faith by appropriate proceedings or (ii) the Corporation shall, in its good faith judgment, deem the validity thereof to be questionable and the party to whom such tax, assessment, charge, levy or claim is allegedly owed shall not have made written demand for the payment thereof.

                 (c) Corporate Existence. The Corporation will do or cause to be done all things necessary and lawful to preserve and keep in full force and effect its corporate existence, rights and franchises and the corporate existence, rights and franchises of its subsidiaries under the laws of the United States or any State thereof or the District of Columbia; provided, however, that nothing in this subsection (c) shall prevent (i) a consolidation or merger of, or a sale, transfer or disposition of all or any substantial part of the property and assets of, the Corporation not prohibited by the provisions of Section 13, or (ii) the abandonment or termination of any rights or franchises of the Corporation, if such consolidation, merger, sale, transfer, disposition, abandonment or termination is, in the good faith business judgment of the Corporation, in the best interests of the Corporation and not disadvantageous to the holder of this Note.

                 (d) Maintenance of Property. The Corporation will, and the Corporation will cause its subsidiaries to, at all times maintain and keep, or cause to be maintained and kept, in good repair, working order and condition all significant properties of the Corporation and its subsidiaries used in the conduct of the business of the Corporation and its subsidiaries, and will, and will cause its subsidiaries to, from time to time make or cause to be made all needful and proper repairs, renewals, replacements, betterments and improvements thereto, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this subsection (d) shall require (i) the making of any repair or renewal or (ii) the continuance of the operation and maintenance of any property or (iii) the retention of any assets (the sale or other disposition of which would not be prohibited by Section 13), if such action (or inaction) is, in the good faith business judgment of the Corporation, in the best interests of the Corporation.

                 (e) Insurance. The Corporation will, and the Corporation will cause its subsidiaries to (i) keep adequately insured, by financially sound and reputable insurers, all property of a character usually insured by corporations engaged in the same or a similar business similarly situated against loss or damage of the kinds customarily insured against by such corporations and (ii) carry, with financially sound and reputable insurers, such other insurance (including, without limitation, liability insurance) in such amounts as are available at reasonable expense and to the extent believed necessary in the good faith business judgment of the Corporation.

                 (f) Keeping of Books. The Corporation will at all times keep proper books of record and account in which proper entries will be made of its transactions in accordance with generally accepted accounting principles consistently applied.

                 (g) Transactions with Affiliates. Neither the Corporation nor any of its subsidiaries will enter into any transaction or series of transactions with any director, officer, stockholder, employee or affiliate of the Corporation or its subsidiaries (other than (i) a transaction or series of transactions that involves, individually, less than $25,000, provided that the aggregate of all such transactions or series of transactions involves less than $500,000 and (ii) transactions by and among any of the Company and/or any Subsidiary), except on terms and conditions that, in the reasonable judgment of the Board of Directors of the Corporation (as evidenced by the approval of not less than 66 2/3% of the then-existing Directors), are no less favorable to the Corporation or its direct or indirect subsidiaries, as the case may be, than the terms and conditions which the Corporation or such subsidiary, as the case may be, could obtain in a transaction with an unaffiliated person on an arm's length basis.

                 (h) Notice of Default. If any one or more events which constitute, or which with notice or lapse of time or both would constitute, an Event of Default under Section 15 shall occur, or if the holder of any Note shall demand payment or take any other action permitted upon the occurrence of any such Event of Default, the Corporation shall immediately after it becomes aware that any such event would with or without notice or lapse of time or both constitute such an Event or that such demand has been made or that any such action has been taken, give notice to the holder of this Note, specifying the nature of such event or of such demand or action, as the case may be.

                 13. Negative Covenants. The Corporation and the Subsidiaries, jointly and severally, covenant and agree that, so long as any Note shall be outstanding:

                 (a) Consolidation, Merger and Sale. The Corporation will not consolidate or merge with or into, or sell or otherwise dispose of all or substantially all of its property to, any other corporation, unless

                 (i) the Corporation shall have obtained the written consent of the holders of more than 66 2/3% in principal amount of the Notes then outstanding;

                 (ii) the Corporation or such other corporation shall not otherwise be in default in the performance or observance of any covenant, agreement or condition of the Notes; and

                 (iii) the holder of this Note shall have received, in connection therewith, an opinion of counsel for the Corporation (or other counsel reasonably satisfactory to the holder) in form and substance satisfactory to the holder, to the effect that any such consolidation, merger, sale or conveyance and any such assumption complies with the provisions of this paragraph (a).

                 Following the consummation of such merger, sale, conveyance or other disposition, the Corporation will, upon the written request of the holder of any Note, provide such holder with a copy of the agreement or agreements pursuant to which such consolidation, merger, sale, conveyance or other disposition was effected as promptly as possible.

                 (b) Restricted Payments. The Corporation shall not and shall cause each of its subsidiaries not to (i) declare or pay any dividend on, or authorize or make any distribution in respect of, shares of any class of its or their stock (except dividends or distributions payable in shares of its stock and except for dividends paid by direct or indirect wholly-owned subsidiaries), or (ii) authorize or make any purchase, redemption or acquisition for value of, any shares of any class of its their stock.

                 (c) Restrictions on Senior Subordinated Debt. The Corporation shall not incur, and shall cause its subsidiaries not to incur, directly or indirectly, any Debt (as defined below) which is senior in right of payment to the Senior Subordinated Notes and is subordinate or junior in any respect in right of payment to any other Debt. As used herein, "Debt" of a person means at any date, without duplication, whether or not contingent, (i) all obligations for borrowed money of such person, (ii) all obligations of such person evidenced by bonds, debentures, notes, letters of credit or similar instruments, (iii) all obligations of such person to pay the deferred purchase price of property or services, except accounts payable and other liabilities arising in the ordinary course of business, (iv) all reimbursement obligations of such person, (v) all obligations of such person as lessee under capital leases, (vi) all debt of others secured by a lien on any asset of such person and (vii) any Debt of others guaranteed by such person.

                 (d) Disposition of Assets Not in the Ordinary Course. In the event the Corporation or any subsidiary sells, transfers, assigns or otherwise disposes of any asset not in the ordinary course of business, the Corporation shall, or cause such subsidiary to, (i) use the proceeds of such disposition to repay any Debt which is senior in right of payment to the Notes,
(ii) reinvest such proceeds in the Corporation or any wholly-owned subsidiary of the Corporation, or (iii) prepay the Senior Subordinated Notes.

                 (e) Limitation on Payment Restrictions Affecting Subsidiaries. The Corporation shall not, and shall not permit any subsidiary of the Corporation to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction which by its terms expressly restricts the ability of any such subsidiary to (i) pay dividends or make any other distributions on such subsidiary's capital stock or pay any Debt owed to the corporation or any subsidiary of the Corporation, (ii) make any loans or advances to the Corporation or any subsidiary of the Corporation or
(iii) transfer any of its property or assets to the Corporation or any subsidiary of the Corporation, except for any restrictions existing under agreements in effect at the time of, or entered into concurrently with, the issuance of this Note, including the restrictions contained in the Credit Agreement (as defined below), to the extent that such restrictions are set forth in such agreement as in effect on the date of the issuance of this Note. As used herein, "Credit Agreement" means that certain Credit Agreement between Transamerica Business Credit Corporation (the "Bank"), the Corporation and the Subsidiaries dated August ___, 1995.

                 14. Modification by Holders; Waiver. The Corporation and the Subsidiaries may, with the written consent of the holders of not less than 66 2/3% in principal amount of the Notes then outstanding, modify the terms and provisions of the Notes or the rights of the holders of the Notes or the obligations of the Corporation and the Subsidiaries thereunder, and the observance by the Corporation and the Subsidiaries of any term or provision of the Notes may be waived with the written consent of the holders of not less than 66 2/3% in principal amount of the Notes then outstanding; provided, however, that no such modification or waiver shall:

                 (a) change the maturity of any Note or reduce the principal amount thereof or reduce the rate or extend the time of payment of interest thereon or reduce the amount or change the time of payment of premium payable on any prepayment thereof without the consent of the holder of each Note so affected; or

                 (b)      give any Note any preference over any other Note; or

                 (c) reduce the applicable aforesaid percentages of Notes, the consent of the holders of which is required for any such modification.

                 Any such modification or waiver shall apply equally to all the holders of the Notes and shall be binding upon them, upon each future holder of any Note and upon the Corporation and the Subsidiaries, whether or not such Note shall have been marked to indicate such modification or waiver, but any
Note issued thereafter shall bear a notation referring to any such modification or waiver. Promptly after obtaining the written consent of the holders as herein provided, the Corporation shall transmit a copy of such modification or waiver to all the holders of the Notes at the time outstanding.

                 15. Events of Default; Acceleration. If any one or more of the following events, herein called Events of Default, shall occur, for any reason whatsoever, and whether such occurrence shall, on the part of the Corporation or any Subsidiary, be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of a court of competent jurisdiction or any order, rule or regulation of any administrative or other governmental authority and such Event of Default shall be continuing:

                 (a) default shall be made in the payment of the principal of any Note or the premium thereon, if any, when and as the same shall become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise and such default shall continue for a period of five days; or

                 (b) default shall be made in the payment of any installment of interest on any Note according to its terms when and as the same shall become due and payable and such default shall continue for a period of ten days; or

                 (c) default or breach shall be or shall have been made in the due observance or performance of any representation, covenant, condition or agreement on the part of the Corporation or the Subsidiaries to be observed or performed pursuant to the Purchase Agreement or the terms hereof and such default shall continue for 15 days after written notice thereof, specifying such default and requesting that the same be remedied, shall have been given to the Corporation by the holder or holders of at least 25% of the principal amount of the Notes then outstanding (the Corporation to give forthwith to all other holders of Notes at the time outstanding written notice of the receipt of such notice specifying the default referred to therein); or

                 (d) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Corporation or any subsidiary in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Corporation or any subsidiary or for any substantial part of any of their respective property, or ordering the winding-up or liquidation of any of their affairs and the continuance of any such decree or order unstayed and in effect for a period of 30 consecutive days; or

                 (e) the commencement by the Corporation or any subsidiary of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar laws, or the consent by the Corporation or any subsidiary to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Corporation or any subsidiary or for any substantial part of any of their respective property, or the making by the Corporation or any subsidiary of any assignment for the benefit of creditors, or the failure of the Corporation or any subsidiary generally to pay its debts as such debts become due, or the taking of corporate action by the Corporation or any subsidiary in furtherance of or which might reasonably be expected to result in any of the foregoing; or

                 (f) (i) failure to make any payment in respect of any Debt of the Corporation or its subsidiaries having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $50,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto; or
         (ii) failure by the Corporation or its subsidiaries to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Debt referred to in clause (i) above, and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Debt or beneficiary or beneficiaries of such Debt (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Debt to be declared to be due and payable prior to its stated maturity; or

                 (g) final judgment for the payment of money in excess $50,000 shall be rendered against the Corporation or any subsidiary and the same shall remain undischarged for a period of 30 days during which execution shall not be effectively stayed;

                 (h) a Change of Control (as defined below) shall have occurred;

then, the holder or holders of at least 25% in aggregate principal amount of the Notes at the time outstanding may, at its or their option, by written notice to the Corporation and the Subsidiaries, declare all the Notes to be, and all the Notes shall thereupon be and become, forthwith due and payable together with interest accrued thereon without presentment, demand, protest or further notice of any kind, all of which are expressly waived to the extent permitted by law; provided, however, that upon the occurrence of any of the events specified in subsections (d) or (e) of this Section 15, all the Notes shall thereupon be and become, forthwith due and payable together with interest accrued thereon without any action required by the holders thereof whatsoever. As used herein, "Change of Control" means (i) the Corporation merges or consolidates with another corporation (other than the consolidation or merger of a wholly-owned subsidiary with or into the Corporation or with or into any other wholly-owned subsidiary, and other than a merger involving the Corporation in which the holders of at least 51% of the outstanding Common Stock, on a fully-diluted basis, immediately prior to such merger hold at least 51% of the outstanding capital stock of the surviving corporation in any such merger or consolidation, on a fully-diluted basis, immediately after the merger); (ii) any "person" or "group" (as such terms are used in Section 13(d) of the Exchange Act and the regulations promulgated hereunder) is or becomes a beneficial owner, directly or indirectly, of securities of the Corporation having a majority of the total number of votes that may be cast for the election of directors of the Corporation; (iii) the Corporation and its subsidiaries on a consolidated basis sells all or substantially all of their consolidated assets; (iv) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of the Corporation before the Transaction cease to constitute a majority of the Board of Directors of the Corporation or any successor to the Corporation; or (v) any director is elected to the Corporation's Board of Directors without being nominated thereto by a majority of the Corporation's Independent Directors (as such term is defined in the Corporation's By-Laws as in effect on the date hereof).

                 At any time after any declaration of acceleration has been made as provided in this Section 15 (except as provided under subsections (d) or (e) thereunder), the holders of at least 66 2/3% in principal amount of the Notes then outstanding may, by notice to the Corporation, rescind such declaration and its consequences, if (i) the Corporation and the Subsidiaries have paid all overdue installments of interest on the Notes and all principal (and premium, if any) that has become due otherwise than by such declaration of acceleration; and (ii) all other defaults and Events of Default (other than nonpayments of principal and interest that have become due solely by reason of acceleration) shall have been remedied or cured or shall have been waived pursuant to this paragraph; provided, however, that no such rescission shall extend to or affect any subsequent default or Event of Default or impair any right consequent thereon.

                 WITHOUT LIMITING THE FOREGOING, THE CORPORATION AND THE SUBSIDIARIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS NOTE OR THE NOTES AND AGREES THAT ANY SUCH PROCEEDING MAY, IF THE HOLDER SO ELECTS, BE BROUGHT AND ENFORCED IN THE SUPREME COURT OF THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND THE CORPORATION AND THE SUBSIDIARIES HEREBY WAIVE ANY OBJECTION TO JURISDICTION OR VENUE IN ANY SUCH PROCEEDING COMMENCED IN SUCH COURT. THE CORPORATION AND THE SUBSIDIARIES FURTHER AGREE THAT ANY PROCESS REQUIRED TO BE SERVED ON THEM FOR PURPOSES OF ANY SUCH PROCEEDING MAY BE SERVED ON THEM, WITH THE SAME EFFECT AS PERSONAL SERVICE ON THEM WITHIN THE STATE OF DELAWARE, BY REGISTERED MAIL ADDRESSED TO THEM AT THE OFFICE OR AGENCY SET FORTH IN SECTION 22 FOR PURPOSES OF NOTICES HEREUNDER.

                 16. Suits for Enforcement. In case any one or more of the Events of Default specified in Section 15 of this Note shall happen and be continuing, the holder of this Note may proceed to protect and enforce its rights by suit in equity, action at law and/or by other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note, or may proceed to enforce the payment of this Note or to enforce any other legal or equitable right of the holder of this Note.

                 In case of any default under any Note, the Corporation and the Subsidiaries, jointly and severally, will pay to the holder thereof such amounts as shall be sufficient to cover the costs and expenses of such holder due to said default, including, without limitation, collection costs and reasonable attorneys' fees, to the extent actually incurred.

                 17. Remedies Cumulative. No remedy herein conferred upon the holder of this Note is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

                 18. Remedies Not Waived. No course of dealing between the Corporation, the Subsidiaries and the holders of this Note or any delay on the part of the holder hereof in exercising any rights hereunder shall operate as a waiver of any right of any holder of this Note.

                 19. Subordination. (a) The obligation of the Corporation and the Subsidiaries to pay the principal of and interest on this Note, shall be subordinate and junior in right of payment to the extent set forth in the following paragraphs (i), (ii) and (iii) to all Senior Debt. As used herein, "Senior Debt" means the principal of, premium, if any, and interest (including post-petition interest at the contract rate in any bankruptcy, insolvency or similar proceeding with respect to the Corporation) on, and other amounts payable on or in connection with indebtedness for money borrowed by the Corporation or the Subsidiaries, whether or not outstanding on the date of this Note, from, of capital lease obligations payable to any bank or other financial institution regularly engaged in the business of making loans or extending credit; provided, that Senior Debt shall not include any such indebtedness or capital lease obligations which (a) is guaranteed by any other entity or person (other than a subsidiary of the Corporation); (b) is convertible into equity of the Corporation or any subsidiary or which was purchased from the Corporation or any subsidiary by such bank or financial institution along with capital stock, warrants or other rights to receive an equity interest, profit participation or similar rights in the Corporation or such subsidiary; or (c) provides in any documentation evidencing such indebtedness or capital lease obligation that such indebtedness or capital lease obligation is not superior in right of payment to the Senior Subordinated Notes.

                 (i) In the event of any insolvency, bankruptcy, liquidation, reorganization or other similar proceedings, or any receivership proceedings in connection therewith, relative to the Corporation or its creditors or its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Corporation, whether or not involving insolvency or bankruptcy proceedings, then all Senior Debt shall first be paid in full, before any payment on account of principal or interest is made upon this Note.

                 (ii)     In any of the proceedings referred to in paragraph
         (i) above, any payment or distribution of any kind or character, whether in cash, property, stock or obligations which may be payable or deliverable in respect of this Note shall be paid or delivered directly to the holders of Senior Debt for application in payment thereof, unless and until all Senior Debt shall have been paid in full.

                 (iii) In the event (A) the Corporation shall default under any Senior Debt obligation and the effect of such default is to accelerate the maturity of such obligation, (B) the Corporation shall default under any Senior Debt obligation and as a result thereof the holder thereof shall cause such obligation to become due prior to the stated maturity thereof, (C) the Corporation shall not pay a Senior Debt obligation at maturity or (D) the Corporation shall not make any payment of principal or interest under any document evidencing Senior Debt when due, then upon the occurrence of (x) receipt by the holder of this Note of written notice from the holder of such Senior Debt or (y) if such event of default specified in clauses (A) through (D) above results from the acceleration of the Senior Subordinated Notes, the date of such acceleration, no such payment may be made by the Corporation upon or in respect of the Notes for a period (the "Payment Blockage Period") commencing on the earlier of the date of receipt of such notice or the date of such acceleration and ending 179 days thereafter (unless such Payment Blockage Period shall be terminated earlier by written notice to the holder hereof from the holder of such Senior Debt commencing the Payment Blockage Period). Notwithstanding anything herein to the contrary, in no event shall a Payment Blockage Period extend beyond 179 days from the date the payment on the Notes was due. Not more than one Payment Blockage Period with respect to this Note may be commenced during any period of 360 consecutive days. For all purposes of this Section 19(a)(iii), no event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to Senior Debt initiating such Payment Blockage Period shall be, or be made, the basis for the commencement of a second Payment Blockage Period by the holder of such Senior Debt whether or not within a period of 360 consecutive days unless such event of default shall have been cured or waived for a period of not less than 30 consecutive days.

                 (b) Subject to the payment in full of all Senior Debt as aforesaid, the holder of this Note shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of any kind or character, whether in cash, property, stock or obligations, which may be payable or deliverable to the holders of Senior Debt, until the principal of, and interest on, the Senior Subordinated Notes shall be paid in full, and, as between the Corporation, its creditors other than the holders of Senior Debt, and the holders of this Note, no such payment or distribution made to the holders of Senior Debt by virtue of this Section 19 which otherwise would have been made to the holder of this Note shall be deemed a payment by the Corporation on account of the Senior Debt, it being understood that the provisions of this Section 19 are and are intended solely for the purposes of defining the relative rights of the holder of this Note, on the one hand, and the holders of the Senior Debt, on the other hand. Subject to the rights, if any, under this Section 19 of holders of Senior Debt to receive cash, property, stock or obligations otherwise payable or deliverable to the holder of this Note, nothing herein shall either impair, as between the Corporation and the holder of this Note, the obligation of the Corporation, which is unconditional and absolute, to pay to the holder hereof the principal hereof and interest hereon in accordance with its terms and the provisions of this Note or prevent the holder of this Note from exercising all remedies otherwise permitted by applicable law or hereunder upon default hereunder. The failure to make a payment on account of principal or interest on the Notes by reason of any provision of this Section 19 shall not be construed as preventing the occurrence of an Event of Default under Section 15.

                 (c) Notwithstanding any provision contained herein to the contrary, the indebtedness evidenced by this Note shall not (i) be subordinated to claims of any trade creditors of the Corporation or (ii) be subordinated in right of payment to the payment of any existing or future Debt of the Corporation which is not Senior Debt; but rather shall rank equally with all existing and future unsecured Debt of the Corporation except for such Debt as may be subordinate thereto and as may be required by bankruptcy or other laws affecting the rights of creditors generally.

                 20. Covenants Bind Successors and Assigns. All the covenants, stipulations, promises and agreements in this Note contained by or on behalf of the Corporation and the Subsidiaries shall bind their respective successors and assigns, whether so expressed or not.

                 21. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                 22. Headings. The headings of the Sections and subsections of this Note are inserted for convenience only and do not constitute a part of this Note.

                 23. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be mailed by first class registered mail, postage prepaid,

                 (a)      if to the Corporation or the Subsidiaries, at:

                          601 California Street
                          San Francisco, CA 94108
                          Attention:  Steven L. Pease

                          with a copy to:

                          Skadden, Arps, Slate, Meagher & Flom
                          919 Third Avenue
                          New York, NY 10022
                          Attention:  Theodore J. Kozloff

                 (b) if to the holder of this Note, to its address set forth in the register maintained by the Corporation for the registration of transfer and exchange of Notes.

                 IN WITNESS WHEREOF, each of the undersigned has caused this Note to be signed in its corporate name by one of its officers thereunto duly authorized and to be dated as of the day and year first above written.

                                            TRANSCISCO INDUSTRIES, INC.

                                            By
                                              --------------------------
                                                      President
[Corporate Seal]

Attest:

- --------------------------------
         Secretary

                                   TRANSCISCO RAIL SERVICES COMPANY

                                            By
                                              --------------------------
                                                      President
[Corporate Seal]

Attest:

- --------------------------------
         Secretary

                                            TRANSCISCO LEASING COMPANY

                                            By
                                              --------------------------
                                                      President
[Corporate Seal]

Attest:

- --------------------------------
         Secretary

                                            TRANSCISCO TRADING COMPANY

                                            By
                                              --------------------------
                                                      President
[Corporate Seal]

Attest:

- --------------------------------
         Secretary

                                                                     EXHIBIT B-2


                                 SERIES B NOTE


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER THAT ACT OR, IN THE OPINION OF COUNSEL, AN EXEMPTION FROM REGISTRATION IS AVAILABLE

THIS DOCUMENT AND THE INDEBTEDNESS OR OTHER OBLIGATION DESCRIBED HEREIN OR EVIDENCED HEREBY IS SUBORDINATED, IN THE MANNER AND TO THE EXTENT SET FORTH IN A SUBORDINATION AGREEMENT (THE "SUBORDINATION AGREEMENT"), DATED AS OF AUGUST ___, 1995, TO CERTAIN INDEBTEDNESS (INCLUDING INTEREST) AT ANY TIME OWED BY THE BORROWER OR OBLIGOR UNDER THIS DOCUMENT TO TRANSAMERICA BUSINESS CREDIT CORPORATION AND ITS SUCCESSORS AND ASSIGNS, AND EACH HOLDER OF THIS DOCUMENT, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE SUBORDINATION AGREEMENT.


                          TRANSCISCO INDUSTRIES, INC.

                       Series B Senior Subordinated Note
                               Due July 31, 2000

Registered                                               New York, New York
$[up to 1,000,000]                                         August ___, 1995


                 TRANSCISCO INDUSTRIES, INC., a Delaware corporation (the "Corporation"), TRANSCISCO RAIL SERVICES COMPANY, a California corporation ("TRSC"), TRANSCISCO LEASING COMPANY, a Delaware corporation ("TLC") and TRANSCISCO TRADING COMPANY, a Delaware corporation ("TTC") (each of TRSC, TLC and TTC each a "Subsidiary" and collectively, the "Subsidiaries"), for value received, hereby jointly and severally promise to pay to the order of [FURMAN SELZ SBIC, L.P., a Delaware limited partnership or JAMES DOWLING] or registered assigns, the principal sum of [up to One Million Dollars ($1,000,000)], on July 31, 2000 and to pay interest as set forth below.

                 The payment of principal and interest on this Note shall be in such currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts.

                 1. Notes. This Note is issued pursuant to a certain Note and Warrant Purchase Agreement, dated as of August ___, 1995 (the "Purchase Agreement"), among the Corporation, the Subsidiaries, Furman Selz SBIC, L.P. and James Dowling, providing for, among other things, the issuance of (i) Series A Senior Subordinated Notes Due 2000 in an aggregate principal amount of $2,000,000, (ii) Series B Senior Subordinated Notes Due 2000 in an aggregate principal amount of $1,000,000 (the "B Notes" and, together with this Note, the "Senior Subordinated Notes"), and
(iii) warrants (the "Warrants") to subscribe to up to 1,000,000 shares of the Common Stock, par value $.01 per share, of the Corporation. This Series B Senior Subordinated Note Due 2000 and any such Note subsequently issued upon exchange or transfer thereof are hereinafter collectively called the "Notes".

                 2. Interest. Interest shall accrue on the unpaid principal balance of this Note at an annual rate of 14%. Accrued but unpaid interest shall be due and payable on the unpaid principal balance of this Note on each of July 31, 1996, July 31, 1997, and each January 31 and July 31 of each year thereafter, beginning on January 31, 1998. One-half of the interest due and payable on July 31, 1996 shall be deferred and shall be payable on July 31, 1998 and one-half of the interest due and payable on July 31, 1997 shall be deferred and shall be payable on July 31, 1999. Any interest deferred pursuant to the preceding sentence shall compound and accrue interest at the applicable rate until paid. All interest hereunder shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

                 3. Payments of Interest and Principal. All payments of principal and interest hereunder shall be paid to the holder hereof by wire transfer in immediately available funds. Wire transfer payments of interest and principal on this Note is conditioned upon the holder providing to the Corporation duly authorized instructions for the wire transfer of such amounts to the holder's designated account. If principal or interest on this Note becomes due and payable on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day. For purposes of this Note, "Business Day" means any day other than a Saturday, a Sunday or a legal holiday under the laws of the State of New York.

                 4. Transfer or Exchange of Notes. The Corporation shall keep at its office or agency maintained as provided in subsection (a) of
Section 12 a register in which the Corporation shall provide for the registration of Notes and for the registration of transfer and exchange of Notes. The holder of this Note may, at its option, and either in person or by duly authorized attorney, surrender the same for registration of transfer or exchange, as a whole or in part, in multiples of $100,000, at the office or agency of the Corporation maintained as provided in subsection (a) of Section 12, and, without expense to such holder (except for taxes or governmental charges imposed in connection therewith), receive from the Corporation and the

Subsidiaries in exchange therefor a Note or Notes in such denomination or denominations as such holder may request, dated as of the date to which interest has been paid on the Note or Notes so surrendered for transfer or exchange, for the same aggregate principal amount as the then unpaid principal amount of the Note or Notes so surrendered for transfer or exchange, and registered in the name of such person or persons as may be designated by such holder; provided, however, that this Note shall not by transferred to any person whose primary line of business is the manufacture of railroad car components or the leasing of railroad cars or to any person that is not incorporated or organized under the laws of the United States or a State thereof. Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or shall be accompanied by a written instrument of transfer, satisfactory in form to the Corporation, duly executed by the holder of such Note or his attorney, duly authorized in writing. Every Note so made and delivered in exchange for this Note shall in all other respects be in the same form and have the same terms as this Note. No transfer or exchange of any Note shall be valid unless made in the foregoing manner at such office or agency.

                 5. Loss, Theft, Destruction or Mutilation of Note. Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Note, and, in the case of any such loss, theft or destruction, upon receipt of an affidavit of loss from the holder hereof reasonably satisfactory to the Corporation, or, in the case of any such mutilation, upon surrender and cancellation of this Note, the Corporation and the Subsidiaries will make and deliver, in lieu of this Note, a new Note of like tenor and unpaid principal amount and dated as of the date to which interest has been paid on this Note.

                 6. Persons Deemed Owners; Holders. The Corporation and the Subsidiaries may deem and treat the person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of and premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note shall be overdue. With respect to any Note at any time outstanding, the term "holder," as used herein, shall be deemed to mean the person in whose name such Note is registered as aforesaid at such time.

                 7. Prepayments. Prepayments on this Note may be made only in accordance with the provisions of the Purchase Agreement and Sections 8 through 11 hereof.

                 8. Notice of Prepayment and Other Notices. The Corporation shall give written notice of prepayment of this Note or any portion hereof pursuant to Section 7 not less than 30 nor not more than 60 days prior to the date fixed for such prepayment. Such notice and all other notices to be given to any holder of this Note shall be given by registered or certified mail to the person in whose name this Note is registered at its address designated on the register maintained by the Corporation on the date of mailing such notice of prepayment or other notice.

                 9. Interest After Date Fixed for Prepayment. If this Note or a portion hereof is called for prepayment as provided pursuant to
Section 7, this Note or such portion shall cease to bear interest on and after the date fixed for such prepayment unless, upon presentation for the purpose of prepayment, the Corporation and the Subsidiaries shall fail to pay this Note or such portion, as the case may be, on such date, in which event this Note or such portion, as the case may be, and, so far as may be lawful, any overdue installment of interest thereon, shall bear interest on and after the date fixed for such prepayment and until paid at the rate of 14% per annum.

                 10. Surrender of Notes; Notation Thereon. Upon any prepayment of a portion of the principal amount of this Note pursuant to
Section 7, the holder hereof, at its option, may require the Corporation and the Subsidiaries to execute and deliver at the expense of the Corporation and the Subsidiaries (other than for transfer taxes, if any), upon surrender of this Note, a new Note registered in the name of such person or persons as may be designated by such holder for the principal amount of this Note then remaining unpaid, dated as of the date to which interest has been paid on the principal amount of this Note then remaining unpaid, or may present this Note to the Corporation for notation hereon of the payment of the portion of the principal amount of this Note so prepaid.

                 11. Allocation of Payments. In the case of a prepayment pursuant to Section 7 of less than all the Notes at the time outstanding, the aggregate principal amount to be prepaid shall be allocated (in units of $1,000 or integral multiples thereof) among the holders of all the Notes at the time outstanding in proportion, as nearly as practicable, to the respective aggregate unpaid principal amounts of the Notes (not theretofore called for prepayment) then held by them, respectively, with adjustment, to the extent practicable, to equalize for any prior unequal prepayments.

                 12. Affirmative Covenants. The Corporation and the Subsidiaries, jointly and severally, covenant and agree that, so long as any Note shall be outstanding:

                 (a) Maintenance of Office. The Corporation will maintain an office or agency in San Francisco, California (or such other place in the United States of America as the Corporation may designate in writing to the registered holder hereof), where the Notes may be presented for registration of transfer and for exchange as herein provided, where notices and demands to or upon the Corporation in respect of the Notes may be served and where, at the option of the holders thereof, the Notes may be presented for payment. Until the Corporation otherwise notifies the holders of the Notes, said office shall be the principal office of the Corporation in San Francisco, California.

                 (b) Payment of Taxes. The Corporation will promptly pay and discharge or cause to be paid and discharged, before the same shall become in default, all lawful taxes and assessments imposed upon the Corporation or any subsidiary or upon the income and profits of the Corporation or any subsidiary, or upon any property, real, personal or mixed, belonging to the Corporation or any subsidiary, or upon any part thereof by the United States or any State thereof, as well as all lawful claims for labor, materials and supplies which, if unpaid, would become a lien or charge upon such property or any part thereof; provided, however, that the Corporation shall not be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as both (x) the Corporation has set aside adequate reserves for such tax, assessment, charge, levy or claim and
(y)(i) the Corporation shall be contesting the validity thereof in good faith by appropriate proceedings or (ii) the Corporation shall, in its good faith judgment, deem the validity thereof to be questionable and the party to whom such tax, assessment, charge, levy or claim is allegedly owed shall not have made written demand for the payment thereof.

                 (c) Corporate Existence. The Corporation will do or cause to be done all things necessary and lawful to preserve and keep in full force and effect its corporate existence, rights and franchises and the corporate existence, rights and franchises of its subsidiaries under the laws of the United States or any State thereof or the District of Columbia; provided, however, that nothing in this subsection (c) shall prevent (i) a consolidation or merger of, or a sale, transfer or disposition of all or any substantial part of the property and assets of, the Corporation not prohibited by the provisions of Section 13, or (ii) the abandonment or termination of any rights or franchises of the Corporation, if such consolidation, merger, sale, transfer, disposition, abandonment or termination is, in the good faith business judgment of the Corporation, in the best interests of the Corporation and not disadvantageous to the holder of this Note.

                 (d) Maintenance of Property. The Corporation will, and the Corporation will cause its subsidiaries to, at all times maintain and keep, or cause to be maintained and kept, in good repair, working order and condition all significant properties of the Corporation and its subsidiaries used in the conduct of the business of the Corporation and its subsidiaries, and will, and will cause its subsidiaries to, from time to time make or cause to be made all needful and proper repairs, renewals, replacements, betterments and improvements thereto, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this subsection (d) shall require (i) the making of any repair or renewal or (ii) the continuance of the operation and maintenance of any property or (iii) the retention of any assets (the sale or other disposition of which would not be prohibited by Section 13), if such action (or inaction) is, in the good faith business judgment of the Corporation, in the best interests of the Corporation.

                 (e) Insurance. The Corporation will, and the Corporation will cause its subsidiaries to (i) keep adequately insured, by financially sound and reputable insurers, all property of a character usually insured by corporations engaged in the same or a similar business similarly situated against loss or damage of the kinds customarily insured against by such corporations and (ii) carry, with financially sound and reputable insurers, such other insurance (including, without limitation, liability insurance) in such amounts as are available at reasonable expense and to the extent believed necessary in the good faith business judgment of the Corporation.

                 (f) Keeping of Books. The Corporation will at all times keep proper books of record and account in which proper entries will be made of its transactions in accordance with generally accepted accounting principles consistently applied.

                 (g) Transactions with Affiliates. Neither the Corporation nor any of its subsidiaries will enter into any transaction or series of transactions with any director, officer, stockholder, employee or affiliate of the Corporation or its subsidiaries (other than (i) a transaction or series of transactions that involves, individually, less than $25,000, provided that the aggregate of all such transactions or series of transactions involves less than $500,000 and (ii) transactions by and among any of the Company and/or any Subsidiary), except on terms and conditions that, in the reasonable judgment of the Board of Directors of the Corporation (as evidenced by the approval of not less than 66 2/3% of the then-existing Directors), are no less favorable to the Corporation or its direct or indirect subsidiaries, as the case may be, than the terms and conditions which the Corporation or such subsidiary, as the case may be, could obtain in a transaction with an unaffiliated person on an arm's length basis.

                 (h) Notice of Default. If any one or more events which constitute, or which with notice or lapse of time or both would constitute, an Event of Default under Section 15 shall occur, or if the holder of any Note shall demand payment or take any other action permitted upon the occurrence of any such Event of Default, the Corporation shall immediately after it becomes aware that any such event would with or without notice or lapse of time or both constitute such an Event or that such demand has been made or that any such action has been taken, give notice to the holder of this Note, specifying the nature of such event or of such demand or action, as the case may be.

                 13. Negative Covenants. The Corporation and the Subsidiaries, jointly and severally, covenant and agree that, so long as any Note shall be outstanding:

                 (a) Consolidation, Merger and Sale. The Corporation will not consolidate or merge with or into, or sell or otherwise dispose of all or substantially all of its property to, any other corporation, unless

                 (i) the Corporation shall have obtained the written consent of the holders of more than 66 2/3% in principal amount of the Notes then outstanding;

                 (ii) the Corporation or such other corporation shall not otherwise be in default in the performance or observance of any covenant, agreement or condition of the Notes; and

                 (iii) the holder of this Note shall have received, in connection therewith, an opinion of counsel for the Corporation (or other counsel reasonably satisfactory to the holder) in form and substance satisfactory to the holder, to the effect that any such consolidation, merger, sale or conveyance and any such assumption complies with the provisions of this paragraph (a).

                 Following the consummation of such merger, sale, conveyance or other disposition, the Corporation will, upon the written request of the holder of any Note, provide such holder with a copy of the agreement or agreements pursuant to which such consolidation, merger, sale, conveyance or other disposition was effected as promptly as possible.

                 (b) Restricted Payments. The Corporation shall not and shall cause each of its subsidiaries not to (i) declare or pay any dividend on, or authorize or make any distribution in respect of, shares of any class of its or their stock (except dividends or distributions payable in shares of its stock and except for dividends paid by direct or indirect wholly-owned subsidiaries), or (ii) authorize or make any purchase, redemption or acquisition for value of, any shares of any class of its their stock.

                 (c) Restrictions on Senior Subordinated Debt. The Corporation shall not incur, and shall cause its subsidiaries not to incur, directly or indirectly, any Debt (as defined below) which is senior in right of payment to the Senior Subordinated Notes and is subordinate or junior in any respect in right of payment to any other Debt. As used herein, "Debt" of a person means at any date, without duplication, whether or not contingent, (i) all obligations for borrowed money of such person, (ii) all obligations of such person evidenced by bonds, debentures, notes, letters of credit or similar instruments, (iii) all obligations of such person to pay the deferred purchase price of property or services, except accounts payable and other liabilities arising in the ordinary course of business, (iv) all reimbursement obligations of such person, (v) all obligations of such person as lessee under capital leases, (vi) all debt of others secured by a lien on any asset of such person and (vii) any Debt of others guaranteed by such person.

                 (d) Disposition of Assets Not in the Ordinary Course. In the event the Corporation or any subsidiary sells, transfers, assigns or otherwise disposes of any asset not in the ordinary course of business, the Corporation shall, or cause such subsidiary to, (i) use the proceeds of such disposition to repay any Debt which is senior in right of payment to the Notes,
(ii) reinvest such proceeds in the Corporation or any wholly-owned subsidiary of the Corporation, or (iii) prepay the Senior Subordinated Notes.

                 (e) Limitation on Payment Restrictions Affecting Subsidiaries. The Corporation shall not, and shall not permit any subsidiary of the Corporation to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction which by its terms expressly restricts the ability of any such subsidiary to (i) pay dividends or make any other distributions on such subsidiary's capital stock or pay any Debt owed to the corporation or any subsidiary of the Corporation, (ii) make any loans or advances to the Corporation or any subsidiary of the Corporation or
(iii) transfer any of its property or assets to the Corporation or any subsidiary of the Corporation, except for any restrictions existing under agreements in effect at the time of, or entered into concurrently with, the issuance of this Note, including the restrictions contained in the Credit Agreement (as defined below), to the extent that such restrictions are set forth in such agreement as in effect on the date of the issuance of this Note. As used herein, "Credit Agreement" means that certain Credit Agreement between Transamerica Business Credit Corporation (the "Bank"), the Corporation and the Subsidiaries dated August ___, 1995.

                 14. Modification by Holders; Waiver. The Corporation and the Subsidiaries may, with the written consent of the holders of not less than 66 2/3% in principal amount of the Notes then outstanding, modify the terms and provisions of the Notes or the rights of the holders of the Notes or the obligations of the Corporation and the Subsidiaries thereunder, and the observance by the Corporation and the Subsidiaries of any term or provision of the Notes may be waived with the written consent of the holders of not less than 66 2/3% in principal amount of the Notes then outstanding; provided, however, that no such modification or waiver shall:

                 (a) change the maturity of any Note or reduce the principal amount thereof or reduce the rate or extend the time of payment of interest thereon or reduce the amount or change the time of payment of premium payable on any prepayment thereof without the consent of the holder of each Note so affected; or

                 (b)      give any Note any preference over any other Note; or

                 (c) reduce the applicable aforesaid percentages of Notes, the consent of the holders of which is required for any such modification.

                 Any such modification or waiver shall apply equally to all the holders of the Notes and shall be binding upon them, upon each future holder of any Note and upon the Corporation and the Subsidiaries, whether or not such Note shall have been marked to indicate such modification or waiver, but any
Note issued thereafter shall bear a notation referring to any such modification or waiver. Promptly after obtaining the written consent of the holders as herein provided, the Corporation shall transmit a copy of such modification or waiver to all the holders of the Notes at the time outstanding.

                 15. Events of Default; Acceleration. If any one or more of the following events, herein called Events of Default, shall occur, for any reason whatsoever, and whether such occurrence shall, on the part of the Corporation or any Subsidiary, be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of a court of competent jurisdiction or any order, rule or regulation of any administrative or other governmental authority and such Event of Default shall be continuing:

                 (a) default shall be made in the payment of the principal of any Note or the premium thereon, if any, when and as the same shall become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise and such default shall continue for a period of five days; or

                 (b) default shall be made in the payment of any installment of interest on any Note according to its terms when and as the same shall become due and payable and such default shall continue for a period of ten days; or

                 (c) default or breach shall be or shall have been made in the due observance or performance of any representation, covenant, condition or agreement on the part of the Corporation or the Subsidiaries to be observed or performed pursuant to the Purchase Agreement or the terms hereof and such default shall continue for 15 days after written notice thereof, specifying such default and requesting that the same be remedied, shall have been given to the Corporation by the holder or holders of at least 25% of the principal amount of the Notes then outstanding (the Corporation to give forthwith to all other holders of Notes at the time outstanding written notice of the receipt of such notice specifying the default referred to therein); or

                 (d) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Corporation or any subsidiary in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Corporation or any subsidiary or for any substantial part of any of their respective property, or ordering the winding-up or liquidation of any of their affairs and the continuance of any such decree or order unstayed and in effect for a period of 30 consecutive days; or

                 (e) the commencement by the Corporation or any subsidiary of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar laws, or the consent by the Corporation or any subsidiary to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Corporation or any subsidiary or for any substantial part of any of their respective property, or the making by the Corporation or any subsidiary of any assignment for the benefit of creditors, or the failure of the Corporation or any subsidiary generally to pay its debts as such debts become due, or the taking of corporate action by the Corporation or any subsidiary in furtherance of or which might reasonably be expected to result in any of the foregoing; or

                 (f) (i) failure to make any payment in respect of any Debt of the Corporation or its subsidiaries having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $50,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto; or
         (ii) failure by the Corporation or its subsidiaries to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Debt referred to in clause (i) above, and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Debt or beneficiary or beneficiaries of such Debt (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Debt to be declared to be due and payable prior to its stated maturity; or

                 (g) final judgment for the payment of money in excess $50,000 shall be rendered against the Corporation or any subsidiary and the same shall remain undischarged for a period of 30 days during which execution shall not be effectively stayed;

                 (h) a Change of Control (as defined below) shall have occurred;

then, the holder or holders of at least 25% in aggregate principal amount of the Notes at the time outstanding may, at its or their option, by written notice to the Corporation and the Subsidiaries, declare all the Notes to be, and all the Notes shall thereupon be and become, forthwith due and payable together with interest accrued thereon without presentment, demand, protest or further notice of any kind, all of which are expressly waived to the extent permitted by law; provided, however, that upon the occurrence of any of the events specified in subsections (d) or (e) of this
Section 15, all the Notes shall thereupon be and become, forthwith due and payable together with interest accrued thereon without any action required by the holders thereof whatsoever. As used herein, "Change of Control" means (i) the Corporation merges or consolidates with another corporation (other than the consolidation or merger of a wholly-owned subsidiary with or into the Corporation or with or into any other wholly-owned subsidiary, and other than a merger involving the Corporation in which the holders of at least 51% of the outstanding Common Stock, on a fully-diluted basis, immediately prior to such merger hold at least 51% of the outstanding capital stock of the surviving corporation in any such merger or consolidation, on a fully-diluted basis, immediately after the merger); (ii) any "person" or "group" (as such terms are used in Section 13(d) of the Exchange Act and the regulations promulgated hereunder) is or becomes a beneficial owner, directly or indirectly, of securities of the Corporation having a majority of the total number of votes that may be cast for the election of directors of the Corporation; (iii) the Corporation and its subsidiaries on a consolidated basis sells all or substantially all of their consolidated assets; (iv) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of the Corporation before the Transaction cease to constitute a majority of the Board of Directors of the Corporation or any successor to the Corporation; or (v) any director is elected to the Corporation's Board of Directors without being nominated thereto by a majority of the Corporation's Independent Directors (as such term is defined in the Corporation's By-Laws as in effect on the date hereof).

                 At any time after any declaration of acceleration has been made as provided in this Section 15 (except as provided under subsections (d) or (e) thereunder), the holders of at least 66 2/3% in principal amount of the Notes then outstanding may, by notice to the Corporation, rescind such declaration and its consequences, if (i) the Corporation and the Subsidiaries have paid all overdue installments of interest on the Notes and all principal (and premium, if any) that has become due otherwise than by such declaration of acceleration; and (ii) all other defaults and Events of Default (other than nonpayments of principal and interest that have become due solely by reason of acceleration) shall have been remedied or cured or shall have been waived pursuant to this paragraph; provided, however, that no such rescission shall extend to or affect any subsequent default or Event of Default or impair any right consequent thereon.

                 WITHOUT LIMITING THE FOREGOING, THE CORPORATION AND THE SUBSIDIARIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS NOTE OR THE NOTES AND AGREES THAT ANY SUCH PROCEEDING MAY, IF THE HOLDER SO ELECTS, BE BROUGHT AND ENFORCED IN THE SUPREME COURT OF THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND THE CORPORATION AND THE SUBSIDIARIES HEREBY WAIVE ANY OBJECTION TO JURISDICTION OR VENUE IN ANY SUCH PROCEEDING COMMENCED IN SUCH COURT. THE CORPORATION AND THE SUBSIDIARIES FURTHER AGREE THAT ANY PROCESS REQUIRED TO BE SERVED ON THEM FOR PURPOSES OF ANY SUCH PROCEEDING MAY BE SERVED ON THEM, WITH THE SAME EFFECT AS PERSONAL SERVICE ON THEM WITHIN THE STATE OF DELAWARE, BY REGISTERED MAIL ADDRESSED TO THEM AT THE OFFICE OR AGENCY SET FORTH IN SECTION 22 FOR PURPOSES OF NOTICES HEREUNDER.

                 16. Suits for Enforcement. In case any one or more of the Events of Default specified in Section 15 of this Note shall happen and be continuing, the holder of this Note may proceed to protect and enforce its rights by suit in equity, action at law and/or by other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note, or may proceed to enforce the payment of this Note or to enforce any other legal or equitable right of the holder of this Note.

                 In case of any default under any Note, the Corporation and the Subsidiaries, jointly and severally, will pay to the holder thereof such amounts as shall be sufficient to cover the costs and expenses of such holder due to said default, including, without limitation, collection costs and reasonable attorneys' fees, to the extent actually incurred.

                 17. Remedies Cumulative. No remedy herein conferred upon the holder of this Note is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

                 18. Remedies Not Waived. No course of dealing between the Corporation, the Subsidiaries and the holders of this Note or any delay on the part of the holder hereof in exercising any rights hereunder shall operate as a waiver of any right of any holder of this Note.

                 19. Subordination. (a) The obligation of the Corporation and the Subsidiaries to pay the principal of and interest on this Note, shall be subordinate and junior in right of payment to the extent set forth in the following paragraphs (i), (ii) and (iii) to all Senior Debt. As used herein, "Senior Debt" means the principal of, premium, if any, and interest (including post-petition interest at the contract rate in any bankruptcy, insolvency or similar proceeding with respect to the Corporation) on, and other amounts payable on or in connection with indebtedness for money borrowed by the Corporation or the Subsidiaries, whether or not outstanding on the date of this Note, from, of capital lease obligations payable to any bank or other financial institution regularly engaged in the business of making loans or extending credit; provided, that Senior Debt shall not include any such indebtedness or capital lease obligations which (a) is guaranteed by any other entity or person (other than a subsidiary of the Corporation); (b) is convertible into equity of the Corporation or any subsidiary or which was purchased from the Corporation or any subsidiary by such bank or financial institution along with capital stock, warrants or other rights to receive an equity interest, profit participation or similar rights in the Corporation or such subsidiary; or (c) provides in any documentation evidencing such indebtedness or capital lease obligation that such indebtedness or capital lease obligation is not superior in right of payment to the Senior Subordinated Notes.

                 (i) In the event of any insolvency, bankruptcy, liquidation, reorganization or other similar proceedings, or any receivership proceedings in connection therewith, relative to the Corporation or its creditors or its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Corporation, whether or not involving insolvency or bankruptcy proceedings, then all Senior Debt shall first be paid in full, before any payment on account of principal or interest is made upon this Note.

                 (ii)     In any of the proceedings referred to in paragraph
         (i) above, any payment or distribution of any kind or character, whether in cash, property, stock or obligations which may be payable or deliverable in respect of this Note shall be paid or delivered directly to the holders of Senior Debt for application in payment thereof, unless and until all Senior Debt shall have been paid in full.

                 (iii) In the event (A) the Corporation shall default under any Senior Debt obligation and the effect of such default is to accelerate the maturity of such obligation, (B) the Corporation shall default under any Senior Debt obligation and as a result thereof the holder thereof shall cause such obligation to become due prior to the stated maturity thereof, (C) the Corporation shall not pay a Senior Debt obligation at maturity or (D) the Corporation shall not make any payment of principal or interest under any document evidencing Senior Debt when due, then upon the occurrence of (x) receipt by the holder of this Note of written notice from the holder of such Senior Debt or (y) if such event of default specified in clauses (A) through (D) above results from the acceleration of the Senior Subordinated Notes, the date of such acceleration, no such payment may be made by the Corporation upon or in respect of the Notes for a period (the "Payment Blockage Period") commencing on the earlier of the date of receipt of such notice or the date of such acceleration and ending 179 days thereafter (unless such Payment Blockage Period shall be terminated earlier by written notice to the holder hereof from the holder of such Senior Debt commencing the Payment Blockage Period). Notwithstanding anything herein to the contrary, in no event shall a Payment Blockage Period extend beyond 179 days from the date the payment on the Notes was due. Not more than one Payment Blockage Period with respect to this Note may be commenced during any period of 360 consecutive days. For all purposes of this Section 19(a)(iii), no event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to Senior Debt initiating such Payment Blockage Period shall be, or be made, the basis for the commencement of a second Payment Blockage Period by the holder of such Senior Debt whether or not within a period of 360 consecutive days unless such event of default shall have been cured or waived for a period of not less than 30 consecutive days.

                 (b) Subject to the payment in full of all Senior Debt as aforesaid, the holder of this Note shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of any kind or character, whether in cash, property, stock or obligations, which may be payable or deliverable to the holders of Senior Debt, until the principal of, and interest on, the Senior Subordinated Notes shall be paid in full, and, as between the Corporation, its creditors other than the holders of Senior Debt, and the holders of this Note, no such payment or distribution made to the holders of Senior Debt by virtue of this Section 19 which otherwise would have been made to the holder of this Note shall be deemed a payment by the Corporation on account of the Senior Debt, it being understood that the provisions of this Section 19 are and are intended solely for the purposes of defining the relative rights of the holder of this Note, on the one hand, and the holders of the Senior Debt, on the other hand. Subject to the rights, if any, under this Section 19 of holders of Senior Debt to receive cash, property, stock or obligations otherwise payable or deliverable to the holder of this Note, nothing herein shall either impair, as between the Corporation and the holder of this Note, the obligation of the Corporation, which is unconditional and absolute, to pay to the holder hereof the principal hereof and interest hereon in accordance with its terms and the provisions of this Note or prevent the holder of this Note from exercising all remedies otherwise permitted by applicable law or hereunder upon default hereunder. The failure to make a payment on account of principal or interest on the Notes by reason of any provision of this Section 19 shall not be construed as preventing the occurrence of an Event of Default under Section 15.

                 (c) Notwithstanding any provision contained herein to the contrary, the indebtedness evidenced by this Note shall not (i) be subordinated to claims of any trade creditors of the Corporation or (ii) be subordinated in right of payment to the payment of any existing or future Debt of the Corporation which is not Senior Debt; but rather shall rank equally with all existing and future unsecured Debt of the Corporation except for such Debt as may be subordinate thereto and as may be required by bankruptcy or other laws affecting the rights of creditors generally.

                 20. Covenants Bind Successors and Assigns. All the covenants, stipulations, promises and agreements in this Note contained by or on behalf of the Corporation and the Subsidiaries shall bind their respective successors and assigns, whether so expressed or not.

                 21. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                 22. Headings. The headings of the Sections and subsections of this Note are inserted for convenience only and do not constitute a part of this Note.

                 23. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be mailed by first class registered mail, postage prepaid,

                 (a)      if to the Corporation or the Subsidiaries, at:

                          601 California Street
                          San Francisco, CA 94108
                          Attention:  Steven L. Pease

                          with a copy to:

                          Skadden, Arps, Slate, Meagher & Flom
                          919 Third Avenue
                          New York, NY 10022
                          Attention:  Theodore J. Kozloff

                 (b) if to the holder of this Note, to its address set forth in the register maintained by the Corporation for the registration of transfer and exchange of Notes.

                 IN WITNESS WHEREOF, each of the undersigned has caused this Note to be signed in its corporate name by one of its officers thereunto duly authorized and to be dated as of the day and year first above written.

                                                 TRANSCISCO INDUSTRIES, INC.

                                                 By
                                                   --------------------------
                                                            President
[Corporate Seal]

Attest:

- ---------------------------------
         Secretary

                                        TRANSCISCO RAIL SERVICES COMPANY

                                                 By
                                                   --------------------------
                                                            President
[Corporate Seal]

Attest:

- ---------------------------------
         Secretary

                                                 TRANSCISCO LEASING COMPANY

                                                 By
                                                   --------------------------
                                                            President
[Corporate Seal]

Attest:

- ---------------------------------
         Secretary

                                                 TRANSCISCO TRADING COMPANY

                                                 By
                                                   --------------------------
                                                            President
[Corporate Seal]

Attest:

- ---------------------------------
         Secretary

                                                                       EXHIBIT C

THIS WARRANT HAS BEEN ISSUED IN RELIANCE UPON THE REPRESENTATION OF THE HOLDER THAT IT HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARDS THE RESALE OR OTHER DISTRIBUTION THEREOF. NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

THIS DOCUMENT AND THE INDEBTEDNESS OR OTHER OBLIGATION DESCRIBED HEREIN OR EVIDENCED HEREBY IS SUBORDINATED, IN THE MANNER AND TO THE EXTENT SET FORTH IN A SUBORDINATION AGREEMENT (THE "SUBORDINATION AGREEMENT"), DATED AS OF AUGUST ___, 1995, TO CERTAIN INDEBTEDNESS (INCLUDING INTEREST) AT ANY TIME OWED BY THE BORROWER OR OBLIGOR UNDER THIS DOCUMENT TO TRANSAMERICA BUSINESS CREDIT CORPORATION AND ITS SUCCESSORS AND ASSIGNS, AND EACH HOLDER OF THIS DOCUMENT, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE SUBORDINATION AGREEMENT.

                                    WARRANT

                          TRANSCISCO INDUSTRIES, INC.
                           Stock Subscription Warrant

Warrant to Subscribe                                       August ___, 1995
for [up to 1,000,000 shares]


                            Void After July 31, 2005

                 THIS CERTIFIES that, for value received, [FURMAN SELZ SBIC, L.P., a Delaware limited partnership or James Dowling ("Dowling")], or its registered assigns, is entitled to subscribe for and purchase from TRANSCISCO INDUSTRIES, INC., a Delaware corporation (hereinafter called the "Corporation"), at the price of $1.50 per share (such price as from time to time adjusted as hereinafter provided being hereinafter called the "Warrant Price"), at any time prior to July 31, 2005, up to [1,000,000] (subject to adjustment as hereinafter provided) fully paid and nonassessable shares of Common Stock, par value $.01 per share, of the Corporation (hereinafter called the "Common Stock"), subject, however, to the provisions and upon the terms and conditions hereinafter set forth. This Warrant was issued pursuant to a certain Note and Warrant Purchase Agreement, dated as of August ___, 1995 (the "Purchase Agreement"), among the Corporation, certain subsidiaries of the Corporation, Furman Selz SBIC, L.P. ("FS") and James Dowling ("Dowling"), and the rights and benefits contained therein shall inure to the benefit of all subsequent holders of this Warrant. The Warrants issued pursuant to the Purchase Agreement and any warrant or warrants subsequently issued upon exchange or transfer thereof are hereinafter collectively called the "Warrants".

                 Section 1.  Exercise of Warrant.

                 (a) Method of Exercise. The rights represented by this Warrant may be exercised by the holder hereof, in whole at any time or from time to time in part, but not as to a fractional share of Common Stock, by the surrender of this Warrant (properly endorsed) at the office of the Corporation as it may designate by notice in writing to the holder hereof at the address of such holder appearing on the books of the Corporation, and as further provided below in this Section l:

                 (i) Cash Exercise. By payment to the Corporation of the Warrant Price in cash or by certified or official bank check, for each share being purchased;

                 (ii) Surrender of Notes. By surrender to the Corporation for cancellation of A Notes or B Notes (as each such term is defined in the Purchase Agreement), or of any portion of an A Note or a B Note, for which credit shall be given toward the Warrant Price for each share being acquired on a dollar-for-dollar basis with reference to the principal amount cancelled;

                 (iii) Net Issue Exercise. By an election to receive shares the aggregate fair market value of which as of the date of exercise is equal to the fair market value of this Warrant (or the portion thereof being cancelled) on such date, in which event the Corporation, upon receipt of notice of such election, shall issue to the holder hereof a number of shares of the Corporation's Common Stock equal to (A) the number of shares of Common Stock acquirable upon exercise of all or any portion of this Warrant being cancelled, as at such date, multiplied by (B) the balance remaining after deducting (x) the Warrant Price, as in effect on such date, from (y) the fair market value of one share of the Corporation's Common Stock as at such date and dividing the result by (C) the fair market value of one share of the Corporation's Common Stock as at such date; or

                 (iv) Combined Payment Method. By satisfaction of the Warrant Price for each share being acquired in any combination of two or more of the methods described in clauses (i), (ii) and (iii) above.

                 (b) Definition of Fair Market Value. For the purposes of this Section 1, "fair market value" shall mean, as to any security, as follows: if that security is listed or admitted to trading on one or more national securities exchanges, the average of the last reported sales prices per share regular way or, in case no such reported sales takes place on any such day, the average of the last reported bid and asked prices per share regular way, in either case on the principal national securities exchange on which that security is listed or admitted to trading, for the 30 trading days immediately preceding the date upon which the fair market value is determined (the "Determination Date"); if that security is not listed or admitted to trading on a national securities exchange but is quoted by the NASDAQ Stock Market ("NASDAQ"), the average of the last reported sales prices per share regular way or, in case no reported sale takes place on any such day or the last reported sales prices are not then quoted by NASDAQ, the average for each such day of the last reported bid and asked prices per share, for the 30 trading days immediately preceding the Determination Date as furnished by the National Quotation Bureau Incorporated or any similar successor organization; and if that security is not listed or admitted to trading on a national securities exchange or quoted by NASDAQ or any other nationally recognized quotation service, the "fair market value" shall be the fair value thereof determined jointly by the Corporation and the registered holders of Warrants outstanding representing a majority of the shares of Common Stock issuable upon exercise of the Warrants; provided, however, that if such parties are unable to reach agreement within 60 days after such determination becomes necessary, the "fair market value" shall equal the fair market value of all outstanding shares of Common Stock of the Corporation divided by the number of shares of Common Stock outstanding, such fair market value to be determined in good faith by an independent investment banking firm selected jointly by the Corporation and the registered holders of Warrants outstanding representing a majority of the shares of Common Stock issuable upon exercise of the Warrants or, if that selection cannot be made within 15 days, by an independent investment banking firm selected by the American Arbitration Association in accordance with its rules. The fees and expenses of any such investment banking firm shall be shared and paid equally by the Corporation and the holder(s) of such Warrants who have required valuation. Anything in this paragraph (b) to the contrary notwithstanding, the fair market value of this Warrant or any portion thereof as of any Determination Date shall be equal to (i) the fair market value of the shares of Common Stock issuable upon exercise of this Warrant (or such portion thereof), (determined in accordance with the foregoing provisions of this paragraph (b)); minus (ii) the aggregate Warrant Exercise Price of the Warrant (or such portion thereof).

                 (c) Delivery of Certificates, Etc. In the event of any exercise of the rights represented by this Warrant, a certificate or certificates for the shares of Common Stock so purchased, registered in the name of the holder, shall be delivered to the holder hereof within a reasonable time, not exceeding ten days, after the rights represented by this Warrant shall have been so exercised; and, unless this Warrant has expired, a new Warrant representing the number of shares (except a remaining fractional share), if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof within such time. The person in whose name any certificate for shares of Common Stock is issued upon exercise of this Warrant shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Warrant was surrendered and payment of the Warrant Price and any applicable taxes was made, except that, if the date of such surrender and payment is a date on which the stock transfer books of the Corporation are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

                 Section 2. Adjustment of Number of Shares. Upon each adjustment of the Warrant Price as provided in Section 3, the holder of this Warrant shall thereafter be entitled to purchase, at the Warrant Price resulting from such adjustment, the number of shares (calculated to the nearest tenth of a share) obtained by multiplying the Warrant Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Warrant Price resulting from such adjustment.

                 Section 3. Adjustment of Price Upon Issuance of Common Stock. If and whenever the Corporation shall issue or sell any shares of its Common Stock for a consideration per share less than the fair market value for such shares at the time of such issue or sale, then, forthwith upon such issue or sale the Warrant Price shall be adjusted (calculated to the nearest $.01) determined by multiplying the Warrant Price by a fraction, the numerator of which is the amount equal to the sum of (a) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the fair market value for one share of Common Stock, and (b) the consideration, if any, received by the Corporation upon such issue or sale, and the denominator of which is the amount equal to the total number of shares of Common Stock outstanding immediately after such issue or sale multiplied by the fair market value of one share of Common Stock. No adjustments of the Warrant Price, however, shall be made in an amount less than $.01 per share, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to $.01 per share or more.

                 For purposes of this Section 3, the following paragraphs (a) to (o), inclusive, shall also be applicable:

                 (a) Issuance of Rights or Options. In case at any time the Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options", and such convertible or exchangeable stock or securities being herein called "Convertible Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the fair market value of a share of Common Stock at the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options and thereafter shall be deemed to be outstanding. Except as otherwise provided in paragraph (c), no adjustment of the Warrant Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

                 (b) Issuance of Convertible Securities. In case the Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange of all such Convertible Securities) shall be less than the fair market value of a share of Common Stock at the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (i) except as otherwise provided in paragraph (c) below, no adjustment of the Warrant Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and (ii) if any such issue or sale of such Convertible Securities is made upon exercise of any Option to purchase any such Convertible Securities for which adjustments of the Warrant Price have been or are to be made pursuant to other provisions of this Section 3, no further adjustment of the Warrant Price shall be made by reason of such issue or sale.

                 (c) Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in paragraph (a), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in paragraph (a) or
         (b), or the rate at which any Convertible Securities referred to in paragraph (a) or (b) are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution), the Warrant Price in effect at the time of such event shall forthwith be readjusted to the Warrant Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; and on the expiration of any such Option or the termination of any such right to convert or exchange such Convertible Securities, the Warrant Price then in effect hereunder shall forthwith be increased to the Warrant Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the Common Stock issuable thereunder shall no longer be deemed to be outstanding.

         If the purchase price provided for in any such Option referred to in paragraph (a) or the rate at which any Convertible Securities referred to in paragraph (a) or (b) are convertible into or exchangeable for Common Stock, shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Common Stock upon the exercise of any such Option or upon conversion or exchange of any such Convertible Security, the Warrant Price then in effect hereunder shall forthwith be adjusted to such respective amount as would have been obtained had such Option or Convertible Security never been issued as to such Common Stock and had adjustments been made upon the issuance of the shares of Common Stock delivered as aforesaid, but only if as a result of such adjustment the Warrant Price then in effect hereunder is thereby reduced.

                 (d) Stock Dividends. In case the Corporation shall declare a dividend or make any other distribution upon any stock of the Corporation payable in Common Stock, Options or Convertible Securities, any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

                 (e) Consideration for Stock. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined by the Board of Directors of the Corporation, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. The amount of consideration deemed to be received by the Corporation pursuant to the foregoing provisions of this paragraph (e) upon any issuance and/or sale, pursuant to an established compensation plan of the Corporation, to directors, officers or employees of the Corporation in connection with their employment of shares of Common Stock, Options or Convertible Securities, shall be increased by the amount of any tax benefit realized by the Corporation as a result of such issuance and/or sale, the amount of such tax benefit being the amount by which the Federal and/or State income or other tax liability of the Corporation shall be reduced by reason of any deduction or credit in respect of such issuance and/or sale. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration. In case any shares of Common Stock, Options or Convertible Securities shall be issued in connection with any merger or consolidation in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value as determined by the Board of Directors of the Corporation of such portion of the assets and business of the non-surviving corporation as such Board shall determine to be attributable to such Common Stock, Options or Convertible Securities, as the case may be. In the event of any consolidation or merger of the Corporation in which the Corporation is not the surviving corporation or in the event of any sale of all or substantially all of the assets of the Corporation for stock or other securities of any corporation, the Corporation shall be deemed to have issued a number of shares of its Common Stock for stock or securities of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated and for a consideration equal to the fair market value on the date of such transaction of such stock or securities of the other corporation, and if any such calculation results in adjustment of the Warrant Price, the determination of the number of shares of Common Stock receivable under this Warrant immediately prior to such merger, consolidation or sale, for purposes of paragraph (i), shall be made after giving effect to such adjustment of the Warrant Price.

                 (f) Record Date. In case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities, or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                 (g) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purposes of this Section 3.

                 (h) Subdivision or Combination of Stock. In case the Corporation shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Warrant Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Corporation shall be combined into a smaller number of shares, the Warrant Price in effect immediately prior to such combination shall be proportionately increased.

                 (i) Reorganization, Reclassification, Consolidation, Merger or Sale. If any capital reorganization or reclassification of the capital stock of the Corporation or any consolidation or merger of the Corporation with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provisions shall be made whereby each holder of the Warrants shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock of the Corporation immediately theretofore receivable upon the exercise of such Warrant or Warrants, such shares of stock, securities or assets (including cash) as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore so receivable had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Warrant Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such exercise rights (including an immediate adjustment, by reason of such reorganization or reclassification, of the Warrant Price to the value for the Common stock reflected by the terms of such reorganization or reclassification if the value so reflected is less than the Warrant Price in effect immediately prior to such reorganization or reclassification). In the event of a merger or consolidation of the Corporation as a result of which a greater or lesser number of shares of common stock of the surviving corporation are issuable to holders of Common Stock of the Corporation outstanding immediately prior to such merger or consolidation, the Warrant Price in effect immediately prior to such merger or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock of the Corporation. The Corporation will not effect any such consolidation, merger or any sale of all or substantially all of its assets of properties, unless prior to the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed or delivered to each holder of the Warrants at the last address of such holder appearing on the books of the Corporation, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive.

                 (j) Notice of Adjustment. Upon any adjustment of the Warrant Price, then and in each such case, the Corporation shall give written notice thereof, by first class mail, postage prepaid, addressed to each holder of the Warrants at the address of such holder as shown on the books of the Corporation, which notice shall state the Warrant Price resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

                 (k) Certain Events. If any event occurs as to which in the opinion of the Board of Directors of the Corporation the other provisions of this Section 3 are not strictly applicable or if strictly applicable would not fairly protect the exercise rights of this Warrant, in accordance with the essential intent and principles of such provisions to protect against dilution, then such Board of Directors shall in good faith make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such exercise rights as aforesaid.

                 (l) Stock to Be Reserved. The Corporation will at all times reserve and keep available out of its authorized Common Stock or its treasury shares, solely for the purpose of issue upon the exercise of this Warrant as herein provided, such number of shares of Common Stock as shall then be issuable upon the exercise of this Warrant. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the effective Warrant Price. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Common Stock of the Corporation may be listed. The Corporation will not take any action which results in any adjustment of the Warrant Price if the total number of shares of Common Stock issued and issuable after such action upon exercise of this Warrant would exceed the total number of shares of Common Stock then authorized by the Corporation's Articles of Incorporation. The Corporation has not granted and will not grant any right of first refusal with respect to shares issuable upon exercise of this Warrant, and there are no preemptive rights associated with such shares.

                 (m) Issue Tax. The issuance of certificates for shares of Common Stock upon exercise of the Warrants shall be made without charge to the holders of such Warrants for any issuance tax in respect thereof provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of any holder of the Warrants.

                 (n) Closing of Books. The Corporation will at no time close its transfer books against the transfer of the shares of Common Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

                 (o) Definition of Common Stock. As used herein the term "Common Stock" shall mean and include the Common Stock, par value $.01 per share, of the Corporation as authorized on the date hereof and also any capital stock of any class of the Corporation hereinafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided, however, that the shares purchasable pursuant to this Warrant shall include only shares designated as Common Stock, par value $.01 per share, of the Corporation on the date hereof or shares of any class or classes resulting from any reclassification or reclassifications thereof which are not limited to any such fixed sum or percentage and are not subject to redemption by the Corporation and, in case at any time there shall be more than one such resulting class, the shares of each class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

                 Section 4.  Notices of Record Dates.  In the event of

                 (i) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution (other than cash dividends out of earned surplus), or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

                 (ii) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation or any transfer of all or substantially all the assets of the Corporation to or consolidation or merger of the Corporation with or into any other corporation, or

                 (iii) any voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then and in each such event the Corporation will give notice to the holder of this Warrant specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and stating the amount and character of such dividend, distribution or right, and (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock will be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up. Such notice shall be given at least 20 days and not more than 90 days prior to the date therein specified, and such notice shall state that the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") or to a favorable vote of stockholders, if either is required.

                 Section 5. Registration Rights. The rights of the holder hereof with respect to the registration under the Securities Act of 1933, as amended, of the shares of Common Stock issuable upon the exercise of this Warrant are set forth in the Registration Rights Agreement, dated as of August ___, 1995, between the Corporation, FS and Dowling.

                 Section 6. No Stockholder Rights or Liabilities. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Corporation. No provision hereof, in the absence of affirmative action by the holder hereof to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Warrant Price or as a stockholder of the Corporation, whether such liability is asserted by the Corporation or by creditors of the Corporation.

                 Section 7. Investment Representation and Legend. The holder, by acceptance of the Warrant, represents and warrants to the Corporation that it is acquiring the Warrant and the shares of Common Stock (or other securities) issuable upon the exercise hereof for investment purposes only and not with a view towards the resale or other distribution thereof and agrees that the Corporation may affix upon this Warrant the following legend:

                 "This Warrant has been issued in reliance upon the representation of the holder that it has been acquired for investment purposes and not with a view towards the resale or other distribution thereof. Neither this Warrant nor the shares issuable upon the exercise of this Warrant have been registered under the Securities Act of 1933, as amended."

The holder, by acceptance of this Warrant, further agrees that the Corporation may affix the following legend to certificates for shares of Common Stock issued upon exercise of this Warrant:

                 "The securities represented by this certificate have been issued in reliance upon the representation of the holder that they have been acquired for investment and not with a view toward the resale or other distribution thereof, and have not been registered under the Securities Act of 1933, as amended. Neither the securities evidenced hereby, nor any interest therein, may be offered, sold, transferred, encumbered or otherwise disposed of unless either (i) there is an effective registration statement under said Act relating thereto or
         (ii) the Corporation has received an opinion of counsel, reasonably satisfactory in form and substance to the Corporation, stating that such registration is not required."

                 Section 8. Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Corporation may, on such terms as to indemnity or otherwise as it may in its discretion reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Corporation, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

                 Section 9. Notices. All notices, requests and other communications required or permitted to be given or delivered hereunder shall be in writing, and shall be delivered, or shall be sent by certified or registered mail, postage prepaid and addressed, if to the holder to such holder at the address shown on such holder's Warrant or Warrant Shares or at such other address as shall have been furnished to the Corporation by notice from such holder. All notices, requests and other communications required or permitted to be given or delivered hereunder shall be in writing, and shall be delivered, or shall be sent by certified or registered mail, postage prepaid and addressed to the Corporation at such address as shall have been furnished to the holder by notice from the Corporation.

                 IN WITNESS WHEREOF, Transcisco Industries, Inc. has executed this Warrant on and as of the day and year first above written.

                                         TRANSCISCO INDUSTRIES, INC.



                                         By
                                           ----------------------------

                             SUBSCRIPTION AGREEMENT



To:

Dated:

                 The undersigned, pursuant to the provisions set forth in the within Warrant, hereby agrees to subscribe for and purchase __________ shares of Common Stock covered by such Warrant, and makes payment herewith in full therefor (at the price per share provided by such Warrant [in cash] [by surrender of A Notes or B Notes (as each such term is defined in the Note and Warrant Purchase Agreement, dated as of August ___, 1995 between the Corporation, Furman Selz SBIC, L.P. and James Dowling] [as provided in Section 1(a)(iii) of such Warrant].



                                  Signature
                                            ------------------------

                                  ----------------------------------

                                  Address
                                          --------------------------

                                  ----------------------------------

                                                                       EXHIBIT D

                         REGISTRATION RIGHTS AGREEMENT


                 REGISTRATION RIGHTS AGREEMENT, (the "Agreement") dated as of August ___, 1995, by and between TRANSCISCO INDUSTRIES, INC., a Delaware corporation (the "Company") and FURMAN SELZ SBIC, L.P., a Delaware limited partnership ("Furman Selz"), and JAMES DOWLING ("Dowling" and collectively with Furman Selz, the "Purchasers").

                 WHEREAS, the parties hereto have entered into a Note and Warrant Purchase Agreement dated as of even date herewith; and

                 WHEREAS, pursuant to such agreement, Purchasers have agreed to acquire Warrants (as defined below) from the Company; and

                 WHEREAS, it is a condition precedent to the Purchasers' obligations under such agreement that the parties hereto enter into this Agreement; and

                 WHEREAS the Company wishes to grant registration rights for shares of the Company's stock acquirable by the Purchasers pursuant to the exercise of the Warrants;

                 NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereby agree as follows:


1.       Definitions

                 As used herein, the following terms have the following respective meanings:

                 "Common Stock" means the Common Stock, par value $.01 per share, of the Company.

                 "Covered Shares" means the Registrable Securities of the Selling Holders included in a registration statement pursuant to the terms hereof.

                 "Demand Registration" has the meaning given to that term in
Section 2 hereof.

                 "Exchange Act" means the Securities and Exchange Act of 1934, as amended.

                 "Holders" means, collectively, the holders of Registrable Securities granted registration rights pursuant to this Agreement. A person shall be deemed to be a Holder whenever person owns Registrable Securities or has the right to acquire Registrable Securities, whether or not such acquisition has actually been effected and disregarding any legal restrictions upon the exercise of such right.

                 "Indemnified Party" has the meaning given to that term in
Section 6 hereof.

                 "Indemnifying Party" has the meaning given to that term in
Section 6 hereof.

                 "Majority Selling Holders" means the Selling Holders holding a majority of the Covered Shares.

                 "Purchase Agreement" means the Note and Warrant Purchase Agreement, dated as of August ___, 1995 among the Company, the Purchasers, Transcisco Rail Services Company, Transcisco Leasing Company and Transcisco Trading Company.

                 "Registrable Securities" means the Warrant Shares and any Common Stock issued or issuable with respect to the Warrant Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. Any Registrable Security will cease to be a Registrable Security when (i) a registration statement covering such Registrable Security has been declared effective by the SEC and it has been disposed of pursuant to such effective registration statement, (ii) it is sold under circumstances in which all of the applicable conditions of Rule 144 are met, or (iii) it has been otherwise transferred, the Company has delivered a new certificate or other evidence of ownership for it not bearing any restrictive legend citing the absence of registration thereof and it may be resold without subsequent registration under the Securities Act.

                 "Registration Expenses" has the meaning given to that term in
Section 12 hereof.

                 "Requesting Holder" has the meaning given to that term in
Section 2 hereof.

                 "SEC" means the U.S Securities and Exchange Commission.

                 "Securities Act" means the Securities Act of 1933, as amended.

                 "Selling Holder" means a Holder who is selling Registrable Securities pursuant to a registration statement in accordance with the terms hereof.

                 "Warrants" mean those Warrants issued by the Company pursuant to the Purchase Agreement.

                 "Warrant Shares" mean shares of Common Stock issued or issuable upon exercise of the Warrants.

                 All capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed thereto in the Purchase Agreement.


2.       Demand Registration.

                 (a) Subject to the provisions hereof, at any time on or after the date hereof, the Holder or Holders of a majority (by number of shares of Warrant Shares) of the Registrable Securities (the "Requesting Holders") may make a written request to the Company for registration with the SEC under and in accordance with the provisions of the Securities Act of all or part of such Requesting Holders' Registrable Securities (a "Demand Registration"); provided, that (x) the Company need not effect the Demand Registration unless the sale of Registrable Securities held by the Requesting Holders pursuant to the Demand Registration will result in receipt by such Requesting Holders of at least $1,000,000 in aggregate net proceeds, and (y) the Company may defer the Demand Registration for a single period not to exceed 180 days, if the Board of Directors of the Company determines in the exercise of its reasonable judgment that due to a pending or contemplated acquisition, disposition or public offering it would be inadvisable to effect the Demand Registration at such time. Within 10 days after receipt of the request for a Demand Registration, the Company will serve written notice (the "Notice") of such registration request to all Holders of Registrable Securities. Subject to Section 2(d) below, the Company will include in any Demand Registration all Registrable Securities of the Holders for which the Company has received written requests for inclusion therein from such Holder within 15 business days after the receipt by the applicable Holder of the Notice. All requests for the sale of Registrable Securities in any Demand Registration made pursuant to this Section 2(a) will specify the aggregate number of the Registrable Securities to be registered.

                 (b) Unless the Demand Registration is effected by an offering on a continuous or delayed basis under Rule 415 or any successor rule under the Securities Act, a Demand Registration shall be effected pursuant to a firm commitment underwritten registration and offering, the managing underwriter of which shall be a nationally-recognized investment banking firm named by the Majority Selling Holders and reasonably acceptable to the

Company. The Company agrees that the firm of Furman Selz Inc. is acceptable to the Company.

                 (c) The Holders shall be entitled to no more than one Demand Registration, and the expenses (including the reasonable fees and expenses of one counsel for the Holders in accordance with Section 12) thereof shall be borne by the Company and Holders as set forth in Section 12. A Demand Registration will not be counted as a Demand Registration hereunder until such Demand Registration has been declared effective (and Section (a)(3) of Rule 430A under the Securities Act shall have been complied with, if applicable) and maintained continuously effective for a period (i) in the case of an underwritten offering, of at least six months or such shorter period until all Registrable Securities included therein have been sold in accordance with such Demand Registration or (ii) in the case of an offering on a continuous or delayed basis, such period until all Registrable Securities included therein have been sold in accordance with such Demand Registration; provided, however, if a Demand Registration is withdrawn prior to effectiveness thereof at the request of the holders of a majority of the Registrable Securities included therein due to reasons other than material adverse changes in the Company's condition, financial or otherwise, since the written request for the Demand Registration was delivered to the Company, the Demand Registration will be counted hereunder unless such Holders agree to pay the expenses incurred by the Company in connection therewith.

                 (d) If the managing underwriter of a Demand Registration advises the Company in writing (with a copy to the Requesting Holders and each other Holder requesting inclusion of Registrable Securities therein) that, in its opinion, the number of Registrable Securities requested to be included in the Demand Registration exceeds the number which can be sold in such offering, then the Company will include in such registration only the number of Registrable Securities recommended by the managing underwriter, selected in the following order of priority: (i) first, the Registrable Securities that the Requesting Holders have requested to be included in such registration (pro rata according to the Registrable Securities proposed to be included in the registration by such Requesting Holders); (ii) second, Registrable Securities that other Holders have requested to be included in such registration (pro rata according to the Registrable Securities proposed to be included in the registration by such other Holders); and (iii) third, securities held by all other parties.

3.       Piggy-Back Registration

                 (a) Subject to the provisions of this Section 3, if the Company at any time proposes to register any of its equity securities (as defined in the Exchange Act) under the Securities Act, whether or not for sale for its own account (other than pursuant to Section 2 hereof), and the registration form to be used may be used for the registration of Registrable Securities, the Company each such time will give written notice of such proposed filing to the Holders as soon as practicable (but in no event less than ten days before the anticipated filing date), and such notice shall offer the Holder the opportunity to include such number of Registrable Securities in the registration as the Holder may request.

                 (b) The Company shall use its best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in the registration statement for such offering on the same terms and conditions as any similar securities of the Company included therein. Notwithstanding the foregoing, if the managing underwriter of such registration advises the Company in writing (with a copy to the Requesting Holders and each other Holder requesting inclusion of Registrable Securities therein) that, in its opinion, the number of Registrable Securities requested to be included in the registration exceeds the number which can be sold in such offering, then the Company will include in such registration only the number of Registrable Securities recommended by the managing underwriter, selected in the following order of priority: (i) first, the securities that the Company intends to be included in such registration;
(ii) second, Registrable Securities that Holders have requested to be included in such registration (pro rata according to the Registrable Securities proposed to be included in the registration by such Holders); and (iii) third, securities held by all other parties.

4.       Holdback Agreements

                 (a) Restrictions on Public Sale by Holder of Registrable Securities. Each Holder agrees not to effect any public sale or distribution of Common Stock, including a sale pursuant to Rule 144, during the 10 days prior to, and during the 90-day period beginning on, the effective date of any registration statement filed pursuant hereto (except as part of such registration), if and to the extent requested by the Company in the case of a non-underwritten public offering or if and to the extent requested by the managing underwriter or underwriters in the case of an underwritten public offering.

                 (b) Restrictions on Public Sale by the Company and Others. The Company agrees (i) not to effect any public sale or distribution of any Common Stock (other than pursuant to a registration statement on Form S-8 or any successor form), during the 14 days before, and during the 90-day period beginning on, the effective date of any registration statement filed hereunder (except as part of such registration statement); and
(ii) that any agreement entered into after the date of this Agreement pursuant to which the Company issues or agrees to issue any privately placed securities shall contain a provision under which the holders of such securities agree not to effect any public sale or distribution of any such securities during the periods described in (i) above, in each case including a sale pursuant to Rule 144; provided, however, that the provisions of this paragraph (b) shall not prevent the conversion or exchange of any securities pursuant to their terms into or for other securities.

5.       Registration Procedures.

                 Whenever the Holders have requested that any Registrable Securities be registered pursuant to Section 2 or Section 3 hereof, the Company will use its best efforts to effect the registration of such Registrable Securities in accordance with the intended method of disposition thereof as promptly as practicable, and in connection with any such request, the Company will as expeditiously as possible (provided that nothing contained herein prohibits the Company from abandoning a registration in which Holders have requested to participate pursuant to Section 3 hereof):

                 (a) prepare and file with the SEC a registration statement (but in any event within 90 days after the end of the period within which requests may be given to the Company) on any form for which the Company then qualifies or which counsel for the Company deems appropriate and which form is available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its best efforts to cause such filed registration statement to become effective; provided that (i) before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to one counsel selected by the Majority Selling Holders copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel, and (ii) that after the filing of the registration statement, the Company will promptly notify each Selling Holder of any stop order issued or, to the knowledge of the Company, threatened by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

                 (b) prepare and file with the SEC such amendments and supplements to the registration statement and the prospectus used in connection therewith as may be necessary to keep the registration statement effective for a period which will terminate when all Covered Shares have been sold (but not before the expiration of the 90-day period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable, and not longer than nine months after the effective date of such registration statement) and comply with the provisions of the Securities Act with respect to the disposition of all Covered Shares during such period in accordance with the intended methods of disposition by the Selling Holders thereof set forth in the registration statement;

                 (c) furnish to each Selling Holder, before filing the registration statement, if requested, copies of the registration statement as proposed to be filed, and thereafter furnish to such Selling Holder such number of copies of the registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in the registration statement (including each preliminary prospectus) and such other document as such Selling Holder may reasonably request in order to facilitate the disposition of the Covered Shares owned by such Selling Holder;

                 (d) use its best efforts to register or qualify the Covered Shares under such other securities or blue sky laws of such jurisdictions in the United States as any Selling Holder reasonably (in light of such Selling Holder's intended plan of distribution) requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Selling Holder to consummate the disposition in such jurisdictions of its Covered Shares; provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

                 (e) use its best efforts to cause the Covered Shares to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable Selling Holders to consummate the disposition of the Covered Shares owned by such Selling Holders;

                 (f) notify each Selling Holder, at any time when a prospectus relating to Covered Shares is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Covered Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly make available to each Selling Holder any such supplement or amendment;

                 (g) enter into customary agreements (including an underwriting agreement in customary form if the distribution of the Covered Shares is otherwise to be made in an underwritten offering) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Covered Shares;

                 (h) make available for inspection by any Selling Holder, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any Selling Holder or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as are reasonably necessary to enable them to exercise due diligence, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspectors in connection with the registration statement. Each Selling Holder further agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

                 (i) in the event an offering of Registrable Securities is pursuant to an underwritten offering, use its best efforts to obtain a comfort letter or comfort letters from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as the managing underwriter reasonably requests;

                 (j) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make generally available to its security holders, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and covering a period of twelve months, beginning within three months after the effective date of the registration statement;

                 (k) use its best efforts to cause all Covered Shares to be listed on each securities exchange on which similar securities issued by the Company are then listed; and

                 (l) provide a transfer agent and registrar for all of the Covered Shares not later than the effective date of such registration statement.

In any underwritten public offering contemplated by Section 2 or Section 3, the Holders shall be entitled to sell their Warrants to the underwriters for exercise and sale of the Warrant Shares issued upon the exercise thereof.

6.       Indemnification.

                 (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Selling Holder, its officers, directors, employees and agents, and each Person, if any, who controls any Selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Covered Shares, in any amendment or supplement thereto, in any preliminary prospectus, or arising out of or based upon any omission or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of, or are based upon, any such untrue statement or omission or allegation thereof based upon information furnished in writing to the Company by such Selling Holder or on such Selling Holder's behalf expressly for use therein.

                 (b) Indemnification by the Selling Holders. Each Selling Holder agrees to indemnify and hold harmless the Company, its directors and officers and each party, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Selling Holder, but only with respect to information furnished in writing by such Selling Holder or on such Selling Holder's behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus.

                 (c) Conduct of Indemnification Proceedings. If any action or proceeding (including any governmental investigation) is brought or asserted against any party entitled to indemnification under clauses (a) or (b) above (an "Indemnified Party") in respect of which indemnity may be sought from any party who has agreed to provide such indemnification (an

"Indemnifying Party"), the Indemnifying Party will assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and will assume the payment of all expenses. Such Indemnified Party will have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel will be at the expense of such Indemnified Party unless (i) the Indemnifying Party has agreed to pay such fees and expenses or (ii) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party has been advised by counsel that there is a conflict of interest on the part of counsel employed by the Indemnifying Party to represent such Indemnified Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party will not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party; it being understood, however, that the Indemnifying Party will not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such Indemnified Parties). The Indemnifying Party will not be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent, or if there is a final judgment for the plaintiff in any such action or proceeding, the Indemnifying Party will indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

7.       Contribution

                 If for any reason the indemnification provided for in the preceding Sections 6(a) and 6(b) is unavailable to an Indemnified Party as contemplated by those sections, then the Indemnifying Party will contribute to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnified Party and the Indemnifying Party, but also the relative fault of the Indemnified Party and the Indemnifying Party, as well as any other relevant equitable considerations, provided that no Selling Holder will be required to contribute in an amount greater than the difference between the net proceeds received by such Selling Holder with respect to the sale of any Registrable Securities and





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
all amounts already contributed by such Selling Holder with respect to such claims.

8.       Participation in Underwritten Registrations

                 No Holder may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell it's securities on the basis provided in any underwriting arrangements approved by the parties entitled hereunder to approve such arrangements; and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Agreement. Notwithstanding the previous sentence, no Holder shall be required to make any representations or warranties to, or make any agreements with the Company or any underwriter other than representations, warranties or agreements regarding such Holder or such Holder's intended method of distribution.

9.       Rule 144

                 The Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act so as to enable Holders to sell Warrant Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

10.      Information

                 The Company may require each Selling Holder to promptly furnish in writing to the Company such information regarding the distribution of the Registrable Securities as it may from time to time reasonably request and such other information as may be legally required or reasonably requested in connection with such registration.

11.      Amended or Supplemented Prospectus

                 Each Selling Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(f) hereof, such Selling Holder will forthwith discontinue disposition of any Covered Shares pursuant to the registration statement covering such Covered Shares until such Selling Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 5(f) hereof, and, if so directed by the Company, each Selling Holder will deliver to the Company all copies, other than permanent file copies then in such Selling Holder's possession, all prospectuses covering such Covered Shares at the time of receipt of such notice, and shall not effect any transaction with respect to any Covered Shares except pursuant to the supplemented or amended prospectus. In the event the Company gives such notice, the Company will extend the period during which such registration statement will be maintained effective (including the period referred to in Section 5(f) hereof) by the number of days during the period from and including the date of the giving of notice pursuant to Section 5(f) hereof to the date when the Company makes available to each Selling Holder a prospectus supplemented or amended to conform with the requirements of Section 5(f) hereof.

12.      Registration Expenses

                 In connection with any registration statement filed pursuant to Section 2 or Section 3 hereof, the Company will pay all registration expenses (the "Registration Expenses"), including but not limited to: (i) all registration and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws, subject to the provisions of Section 5(d), (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Covered Shares), (iii) printing expenses, (iv) internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) the fees and expenses incurred in connection with the listing of the Covered Shares, (vi) fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested pursuant to Section 5(i) hereof),
(vii) the fees and expenses of any special experts retained by the Company in connection with such registration, and (viii) reasonable fees and expenses of one law firm (designated by the Majority Selling Holders and reasonably acceptable to the Company) acting as counsel for the Selling Holders in connection with the registration hereunder; provided, however, the Company will not have any obligation to pay any underwriting fees, discounts or commissions attributable to the sale of Covered Shares (which will be the obligation of the Selling Holders) or, except as otherwise provided in clause (viii) above, any out-of-pocket expenses of the Selling Holders (or any agents who manage their accounts) or fees and disbursements of any counsel for any underwriter in any underwritten offering.

13.      Registration Rights.

                 The Company agrees that it will not enter into any agreement or arrangements which would grant any party a right to participate in any registration that is superior to or in contravention of the rights to participate set forth in this Agreement.

14.  Parties in Interest.

                 (a) This Agreement is for the benefit of any Holder irrespective of whether such Holder is a signatory to this Agreement.

                 (b) All covenants and agreements contained in this Agreement by or on behalf of either party hereto shall bind and inure to the benefit of the respective successors and assigns of such party hereto, whether so expressed or not, including subsequent Holders of Registrable Securities.

15.  Notices.

         All notices, requests, consents and other communications hereunder shall be in writing and shall be mailed by first-class registered mail, postage prepaid, or sent by recognized courier service addressed as follows:

                 (a)      if to the Company, at

                          601 California Street
                          San Francisco, CA 94108
                          Attention:  Steven L. Pease

                          with a copy to:
                          Skadden, Arps, Slate, Meagher & Flom
                          919 Park Avenue
                          New York, NY 10022
                          Attention:  Theodore J. Kozloff

                 (b)      if to Furman Selz at:

                          230 Park Avenue
                          New York, NY 10169
                          Attention:  Brian P. Friedman

                          if to Dowling at:

                          620 Fir Court
                          Norwood, NJ 07648
                          with a copy to:

                          Dechert Price & Rhoads
                          4000 Bell Atlantic Tower
                          1717 Arch Street
                          Philadelphia, PA 19103
                          Attention:  Carmen J. Romano, Esq.

                 (c) if to any Holder, to such Holder at its address appearing on the records of the Company;

or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others.

16. LAW GOVERNING.

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

17.  Entire Agreement.

         This Agreement constitutes the entire Agreement of the parties with respect to the subject mater hereof and may not be modified or amended except in writing.

18.  Counterparts.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.


                 IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

                                     TRANSCISCO INDUSTRIES, INC.



                                     ----------------------------
                                     By:



                                     FURMAN SELZ SBIC, L.P.

                                     By:  FURMAN SELZ INVESTMENTS INC.,
                                          its General Partner

                                                   -------------------------
                                                   By:


                                              ------------------------------
                                              James Dowling






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